LEASE AGREEMENT



                           dated as of


                          August 1, 1995



                          by and between


 First Fidelity Bank, National Association, not in its individual capacity,
           but solely as the trustee under that certain
 Trust Agreement 1995-1 dated as of July 1, 1995, as Owner-Lessor




                               and



      TIFFANY AND COMPANY, a New York corporation, as Lessee






                        TABLE OF CONTENTS


                                                            Page



SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .  3


SECTION 2.  AGREEMENT TO LEASE  . . . . . . . . . . . . . . . . . . . . . .  3


SECTION 3.  TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3


SECTION 4.  CONDITIONS PRECEDENT PRIOR TO BASIC TERM COMMENCEMENT DATE  . .  4


SECTION 5.  RENTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6


SECTION 6.  USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7


SECTION 7.  NET LEASE; NONTERMINABILITY . . . . . . . . . . . . . . . . . .  8


SECTION 8.  TAXES AND OTHER CHARGES; LAWS AND AGREEMENTS  . . . . . . . . .  9


SECTION 9. LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11


SECTION 10.  OWNERSHIP OF THE LEASED PROPERTY . . . . . . . . . . . . . . . 12


SECTION 11.  OWNER'S DISCLAIMER; ACKNOWLEDGEMENT BY LESSEE  . . . . . . . . 12


SECTION 12.  REPRESENTATIONS OF PARTIES . . . . . . . . . . . . . . . . . . 13


SECTION 13.  MAINTENANCE; QUIET ENJOYMENT . . . . . . . . . . . . . . . . . 16


SECTION 14.  COMPLIANCE WITH LEGAL REQUIREMENTS . . . . . . . . . . . . . . 18

SECTION 15.  INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . 19


SECTION 16.  LOSS, DAMAGE OR DESTRUCTION  . . . . . . . . . . . . . . . . . 21


SECTION 17.  ADDITIONS AND IMPROVEMENTS; REMOVAL  . . . . . . . . . . . . . 25


SECTION 18.  RIGHT OF ENTRY . . . . . . . . . . . . . . . . . . . . . . . . 25


SECTION 19.  ASSIGNMENTS AND SUBLEASING . . . . . . . . . . . . . . . . . . 26


SECTION 20.  ENVIRONMENTAL MATTERS  . . . . . . . . . . . . . . . . . . . . 28


SECTION 21.  ENVIRONMENTAL INDEMNITY. . . . . . . . . . . . . . . . . . . . 31


SECTION 22.  INDEMNIFICATION AND HOLD HARMLESS AGREEMENT  . . . . . . . . . 32


SECTION 23.  EVENTS OF DEFAULT BY LESSEE  . . . . . . . . . . . . . . . . . 34


SECTION 24.  REMEDIES UPON DEFAULT  . . . . . . . . . . . . . . . . . . . . 36


SECTION 25.  OWNER'S RIGHT TO PERFORM FOR LESSEE  . . . . . . . . . . . . . 38


SECTION 26.  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . 38


SECTION 27.  FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . 39


SECTION 28.  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . 39


SECTION 29.  LESSEE'S EXTENSION LEASE OPTIONS AND END OF TERM PURCHASE
OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40


SECTION 30.  THIRD PARTY SALE OF LEASED PROPERTY  . . . . . . . . . . . . . 41


SECTION 31.  END OF TERM ADJUSTMENT . . . . . . . . . . . . . . . . . . . . 43

SECTION 32.  PROCEDURE FOR OWNER CONVEYANCE . . . . . . . . . . . . . . . . 44


SECTION 33.  TIME OF THE ESSENCE; MANNER OF PAYMENT . . . . . . . . . . . . 45


SECTION 34.  RETURN OF LEASED PROPERTY  . . . . . . . . . . . . . . . . . . 45


SECTION 35.  FINANCIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . 47


SECTION 36.  RECORDING  . . . . . . . . . . . . . . . . . . . . . . . . . . 47


SECTION 37.  NO RELIANCE  . . . . . . . . . . . . . . . . . . . . . . . . . 48


SECTION 38.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . 48


SECTION 39.  VENUE; GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . 48


SECTION 40.  ESTOPPEL CERTIFICATE . . . . . . . . . . . . . . . . . . . . . 49


SECTION 41.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. . . . . 49


SECTION 42.  NONRECOURSE  . . . . . . . . . . . . . . . . . . . . . . . . . 49

                         LIST OF EXHIBITS


EXHIBIT A    Legal Description of Land

EXHIBIT A-1  Description   of   Improvements  to   be
             Constructed  pursuant  to   Construction
             Agency Agreement

EXHIBIT B    Rental Factor

EXHIBIT C    Interest Rate Terms

EXHIBIT D    Termination Value Percentages

EXHIBIT E    Purchase Price Percentages

EXHIBIT F    Percentages for Maximum Lessee
             Risk Amount and Maximum Owner Risk Amount


                        LIST OF SCHEDULES


SCHEDULE I   List of Listed Permits

SCHEDULE II  List of Acceptable Hazardous Materials

                         LEASE AGREEMENT


    THIS LEASE AGREEMENT (the "Lease"), dated as of August 1, 1995, by and between First Fidelity Bank, National Association, a national banking association, not in its individual capacity, except as expressly set forth herein, but solely as trustee under that certain Trust Agreement 1995-1 dated as of July 1, 1995, as owner-lessor hereunder ("Owner") and TIFFANY AND COMPANY, a corporation organized and operated under the laws of the State of New York, as lessee hereunder ("Lessee").

                      PRELIMINARY STATEMENT


    Lessee has entered into an Agreement for Purchase and Sale of Real Estate by and between Pru Beta-3, as seller, and Lessee, as purchaser, dated as of November 4, 1994 (the "P&S") to acquire a parcel of land consisting of approximately 40.713 acres, more or less, located in the Township of Parsippany-Troy Hills, Morris County, New Jersey, more particularly described in Exhibit A attached hereto (the "Land"). Lessee wishes to cause the construction of an office building, distribution center, warehouse facility and light manufacturing facility more particularly described in Exhibit A-1 hereof (all site improvements, base building, building systems, equipment and related fixtures now or hereafter existing on the Land, and any substitutions or replacements of or additions to the same are referred to as the "Improvements"). Lessee has determined that the most advantageous financing for the acquisition of the Land and the design and construction of the Improvements can be realized by assigning purchaser's rights under the P&S to Owner, permitting Owner to purchase the Land, contracting with Owner to construct the Improvements as Owner's agent and leasing the Land and Improvements (collectively, with all easements, privileges, rights and appurtenances thereto, the "Leased Property") from Owner pursuant to this Lease. Concurrently with the assignment of the P&S by Lessee to Owner, and Owner's purchase of the Land, Owner and Lessee will enter into this Lease for the Leased Property, which Lease is intended to be an operating lease for accounting purposes under GAAP. The date upon which Lessee assigns the P&S to the Owner, the Owner acquires the Land and Lessee and Owner enter into this Lease is referred to as the "Closing Date".

    On the Closing Date, Owner will purchase the Land pursuant to the P&S for a purchase price of $4,800,000 and pay a broker's commission equal to eight percent (8%) of said purchase price to Cushman & Wakefield of New Jersey, Inc., a portion of which amount will be provided by the beneficiary of Owner, First

Fidelity Bank, not in its individual capacity but solely as trustee under that certain Trust Agreement 1995-2 dated as of July 1, 1995 (the "Beneficiary"), from the proceeds of a loan (the "Investor Loan") in the amount of $1,925,000 to be made to the Beneficiary by Stellar Capital Corporation ("Construction Lender"). Lessee and Owner will enter into a Construction Agency Agreement on the Closing Date which will provide, among other things, that Lessee will construct the Improvements upon the Land as agent for Owner. Pursuant to the Construction Agency Agreement, Owner will finance the purchase of the Land and payment of the brokerage commission therefor (to the extent the proceeds of the Investor Loan are insufficient) and will finance the construction of the Improvements from the proceeds from a Construction Loan to be made to Owner by the Construction Lender in an amount not to exceed $36,575,000. Lessee, Owner and Construction Lender have agreed upon a total "Project Budget" proposed by Lessee for all Development Costs. Lessee has agreed that if at any time the undisbursed portion of the funds available for advance by the Construction Lender under the Construction Loan, together with any unadvanced Owner's Equity, is not sufficient to pay for all Development Costs, then Lessee, out of its own funds, will pay all Development Costs (or such Development Costs of the particular line item of the Project Budget for which there is a deficiency) until (A) there is no longer any deficiency and (B) there are sufficient undisbursed funds available under the Loan to pay all remaining Development Costs. The Project Budget includes three major subcategories of Development Costs including "Acquisition Costs", "Hard Costs" and "Soft Costs". The Project Budget does not include any amounts allocated for the cost of furniture, fixtures and equipment, other than equipment which forms a part of the building systems.

    The Lease provides for an Interim Term during which the Improvements are to be completed by Lessee (provided, however, such completion shall take place on or before January 31, 1997, subject to extension pursuant to Section 4(a) of the Lease). If Lessee satisfies all of the conditions set forth in Section 4(a) of the Lease on or prior to the date set forth therein, has not previously given notice to the Owner that it has elected not to enter into the Basic Lease Term and Owner is not entitled to terminate the leasehold estate created hereby pursuant to Section 4(c) hereof, a Basic Lease Term shall commence and continue until the Basic Lease Term Expiration Date. Upon the expiration of the Basic Lease Term, Lessee will have options to extend the Lease for nine (9) consecutive one (1)-year Extension Lease Terms. At the end of the Interim Lease Term, Basic Lease Term or any Extension Lease Term, Lessee has an option to purchase the Leased Property for the Purchase Price set forth in this Lease. If Lessee does not exercise its option to purchase the Leased Property, Lessee is obligated to solicit bids for the purchase of the Leased Property from third parties. If the Leased Property is sold to a third party pursuant to the provisions of the Lease or is returned to the Owner upon the completion of the Interim Lease Term, the Basic Lease Term or any Extension Lease Term or upon any Termination Date, Lessee will be obligated to pay the applicable End of Term Adjustment provided for in this Lease to Owner.

    On the date hereof, BOT Financial Corporation or a designee thereof ("LC Issuer") shall enter into a Reimbursement and Remarketing Agreement with the Beneficiary pursuant to which the LC Issuer will issue or agree to issue its Letter of Credit for the benefit of the holder of the Investor Loan in an amount up to the Maximum Owner Risk Amount.

    The construction of the Improvements shall be undertaken by Lessee, as agent under the Construction Agency Agreement. In connection therewith, Lessee has previously entered into and assigned to Owner on the Closing Date or will enter into or will receive and approve on or before the Closing Date as agent thereunder, the following documents:

    (a) Guaranteed  Maximum  Price  Construction  Contract   with
Turner Construction Company, as general contractor dated July 31,
1995;

    (b) Agreement  for  Architectural  and  Engineering  Services
with  Perkins & Will Architects,  P.C., dated   December 15, 1993
("Architect's Contract");

    (c) Agreements other design and engineering services which are more particularly listed in Exhibit E to the Construction
Loan Agreement;

    (d) The plans, specifications and working drawings prepared by the Architect which are more particularly listed in Exhibit E to the Construction Loan Agreement; and

    (e) The  other contracts and  documents described  in Section
5.1 of the Construction Loan Agreement.

The foregoing documents, as they may be hereafter amended or supplemented in accordance with the Transaction Documents from time to time, are referred to as the "Approved Construction
Documents".

    At Closing, Lessee, as agent for Owner under the Construction Agency Agreement, will accept the assignment of the Development Services Agreement made as of the 4th day of November, 1994 between Lessee and PIC Realty, a Delaware corporation having an office at 751 Broad Street, Newark, New Jersey and Lessee shall be reimbursed for all costs incurred under such Development Services Agreement (to the extent of such expense as shown on the Project Budget) pursuant to the terms of the Construction Agency Agreement.

    In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

    Section 1. Definitions. Unless the context otherwise requires, and except as specifically provided herein, each of the capitalized terms shall have the meaning set forth in the Definitions Appendix attached to this Lease, as the same may be amended, modified or supplemented from time to time.

    Unless otherwise expressly  stated, the  words "this  Lease,"
"herein," "hereunder," "hereof" or other like words mean and include this Lease, all exhibits hereto and each amendment and supplement hereto.

    Section 2. Agreement to Lease. Owner hereby leases, lets and demises unto Lessee, and Lessee hereby leases, rents and takes possession from Owner, all of the Owner's right, title and interest in (i) the Land, (ii) all Improvements now or hereafter constructed thereon and (iii) all easements, privileges, rights and appurtenances thereto (the Land, Improvements and all such easements, privileges, rights and appurtenances are collectively referred to herein as the "Leased Property"), to have and to hold the same for the Term, subject to the covenants, agreements, terms, conditions, limitations and provisions hereinafter set forth.

    Section 3.  Term.

    The Interim Lease Term shall commence on the Closing Date, and, unless this Lease is sooner terminated pursuant to the provisions hereof, shall end on the day immediately preceding the Basic Term Commencement Date. Subject to the conditions set forth in Section 4(a) below and the exercise of Lessee's right to elect to enter into the Basic Lease Term pursuant to Section 29 hereof, the Basic Lease Term shall commence on the Basic Term Commencement Date, and, unless this Lease is sooner terminated pursuant to the provisions hereof, shall end on the Basic Lease Term Expiration Date, or if this Lease is extended pursuant to
Section 29(a) hereof, on the last day of the last Extension Lease Term hereof for which this Lease is renewed.

    Section  4.    Conditions  Precedent   Prior  to  Basic  Term
Commencement Date.

    (a) Unless otherwise waived in writing by the Owner or the Lender, the right of Lessee to lease the Leased Property from the Owner under this Lease beyond the Interim Lease Term is subject to the fulfillment of each of the following conditions of the Owner during and as of the end of the Interim Lease Term: (i) Lessee shall perform all of its obligations under the Construction Agency Agreement, as agent or for itself, during the Interim Lease Term; (ii) no event which is a Default or an Event of Default hereunder or under the Construction Agency Agreement has occurred and is continuing; (iii) Owner shall have received a certificate from the Lender's Construction Consultant that the Improvements are Substantially Complete and shall also have received such other documents, appraisals, opinions, certificates and waivers, as Owner may require in the exercise of reasonable business judgment, including, if requested, certificates from the Architect and General Contractor, in form and substance reasonably satisfactory to assure Owner that the Improvements are ready for occupancy and that no liens or claims are outstanding against the Leased Property (other than Permitted Liens), and
(iv) Lessee shall have satisfied each of the foregoing conditions on or before January 31, 1997, provided, however, that if an act or event of Force Majeure occurs which prevents Lessee from completing the Improvements by January 31, 1997, Lessee shall be entitled to an extension beyond January 31, 1997 in which to satisfy such conditions, provided, however, that such extension shall not extend beyond the earlier to occur of July 31, 1997 or the number of days which the act or event of Force Majeure delayed completion of the Improvements.

    (b) If such conditions set forth in Section 4(a) above have not been met in full to the satisfaction of Owner by January 31, 1997 (or such later date determined in accordance with paragraph
(a) above for delays due to an act or event of Force Majeure) and regardless of whether Lessee has elected not to enter the Basic Lease Term pursuant to Section 29(a) hereof, Owner may declare by written notice to Lessee that an amount equal to the sum of (i) all unpaid Base Rental and Additional Rental for all Rental Periods through the payment date specified in the notice, plus
(ii) an amount equal to one hundred percent (100%) of all Project Costs (incurred through the date of payment) including, without limitation, all Interim Rental accruing during the Construction Period, plus, (iii) to the extent such amounts have not been included in Project Costs, all interest, costs, fees, reimbursements and all other amounts due and payable to either Owner or Lender under the Transaction Documents, including, without limitation, the costs to complete the Improvements incurred to the date of payment shall be due and payable on a date specified by Owner in such notice. Upon payment of such amount to Owner by Lessee, Owner shall transfer to Lessee all of the Owner's interest in the Leased Property to Lessee in accordance with the terms and provisions of Section 32 hereof, and this Lease shall terminate without any further action being required, and all rights and obligations hereunder and thereunder shall cease, except for those which by their terms survive the termination of this Lease.

    (c) Lessee agrees that it shall use its reasonable good faith efforts to arrange for (x) a Long-Term Loan between the Owner and Long-Term Lender on terms and conditions acceptable to Owner and Lessee to be effective as of the Conversion Date and
(y) the assignment as of the Conversion Date of the Investor Loan by the Construction Lender for consideration and on terms and conditions which are acceptable to the Construction Lender, such arrangements to be made prior to the expiration of the Interim Lease Term. The financing described in (x) and (y) above is referred to as the "Takeout Financing." If the Takeout Financing has not been entered into by the Owner and Long-Term Lender on or prior to January 31, 1996, the Owner may elect in its sole and absolute discretion to terminate the leasehold estate created hereby, such termination to be effective on January 31, 1997 (or such later date permitted for delays due to an act or event of Force Majeure by which date Lessee is required to meet in full to the satisfaction of the Owner the conditions set forth in Section 4(a)) (the date of the termination of the Lessee's leasehold estate pursuant to this sentence will be deemed the "Termination Date" applicable to the Interim Lease Term). Unless Lessee notifies Owner, Lender and LC Issuer in writing on or prior to January 31, 1996 that such Takeout Financing has been entered into, it shall be conclusively deemed by the parties hereto that there has been a failure by Owner and the Long-Term Lender to enter into the Takeout Financing on or prior to January 31, 1996. The Owner shall be conclusively deemed to have exercised its right to elect to terminate the leasehold estate for a failure to enter into the Takeout Financing unless Owner shall have given written notice to Lessee on or before February 10, 1996 that the Owner has not elected to terminate the leasehold estate created hereby. If Owner elects (or is deemed to have elected) to terminate the leasehold estate for a failure to enter into the Takeout Financing as aforesaid, Lessee shall be entitled, at its option (x) to give notice that the Lessee intends to remarket the Leased Property in accordance with Section 30(a) hereof and to pay to Owner on the Termination Date the End of Term Adjustment as set forth in Section 31(a) or 31(b), as applicable, or (y) to give notice ("Special Nonreturn Option Notice") that on the Termination Date, (A) the Leased Property will be sold to a third party pursuant to a bid which meets the requirements of Section 30(b) below or (B) the Lessee will purchase the Owner's interest in the Leased Property in accordance with Section 32 hereof for an amount equal to the Purchase Price applicable to the Interim Lease Term or (C) if Owner and the Long-Term Lender enter into the Takeout Financing on or before January 31, 1997 (or such later date permitted for delays due to an act or event of Force Majeure by which date Lessee is required to meet in full to the satisfaction of the Owner the conditions set forth in Section 4(a) hereof) and the conditions set forth in Section 4(a) hereof to the commencement of the Basic Term have been met in full to the satisfaction of the Owner, to enter into the Basic Lease Term, in which case the election by Owner (whether deemed or otherwise) to terminate the leasehold estate created hereby shall be rescinded without further notice or action being required of any party. To exercise the option set forth in clause (x) above to remarket the Leased Property and to pay to Owner on the
Termination Date the applicable End of Term Adjustment, the Lessee shall give written notice to the Owner, Construction Lender and LC Issuer on or prior to February 15, 1996 that Lessee intends to exercise such option. If the Lessee elects to exercise the option set forth in clause (x) above, the Leased Property shall be returned to the Owner in accordance with the provisions of Section 34 hereof on the Termination Date (unless delivered to a bidder in accordance with Section 30(b) hereof). If Lessee does not give Owner, the Construction Lender and LC Issuer notice that the Lessee intends to exercise the option set forth in clause (x) above on or prior to February 15, 1996, the Lessee shall be conclusively deemed to have issued a Special Nonreturn Option Notice. If Lessee has issued (or is deemed to have issued) a Special Nonreturn Option Notice and the Lessee desires to sell the Property to a third party, it shall be required to submit a third-party bid which meets the requirements of Section 30(b) no later than thirty (30) days prior to the Termination Date; otherwise, (i) the Lessee shall be obligated to purchase the Leased Property on the Termination Date as if an election to purchase had been made under Section 29(b) hereof, or
(ii) if the conditions to the rescission of Owner's election to terminate the leasehold estate of Lessee described in subclause
(C) of clause (y) above have been met, to enter into the Basic Lease Term. If the Lessee elects to purchase the Leased Property after a Special Nonreturn Option Notice has been issued (or deemed issued), then notwithstanding the provisions of Section 19 below, Lessee may freely assign its option to purchase to any third party.

    Section 5. Rental. Lessee shall pay to Owner (or as otherwise directed in writing by Owner as to place and manner of payment) the Base Rental and Additional Rental in the amounts, at the times and in the manner set forth below, such amounts constituting in the aggregate the total of the rental payable under this Lease, as follows:

    (a) Lessee hereby agrees to pay Base Rental semiannually in arrears on the first day of each January and July during the

Basic Lease Term and each Extension Lease Term in an amount equal to the applicable Rental Factor (as shown on Exhibit B hereto, as such Exhibit may be revised by Owner from time to time in accordance with Section 5(c) hereof) multiplied by the Project Costs. During and after the Interim Lease Term but prior to the Basic Term Commencement Date, Interim Rental shall be capitalized and added to Project Costs in an amount equal to the sum of (x) for each day during the Interim Lease Term on and after which the Owner's Equity has been contributed, an amount equal to a fraction, the numerator of which is the then Interim Rental Rate and the denominator of which is 360, multiplied by the Owner s Equity, plus (y) all interest accruing during the Construction Period on advances made on the Construction Loan to the extent that such interest has not been funded by a further advance under the Construction Loan.

    (b) In addition to the Base Rental, Lessee agrees during the Term to pay as Additional Rental to the Owner or the Person entitled to receive the same all of the following:

             (i) All "taxes and other impositions" (as defined in Section 8(a) hereof);

             (ii) Insurance premiums, if any, on all insurance required to be obtained and maintained in force and effect by Lessee under the provisions of Section 15 of this Lease;

             (iii)   All other costs and expenses of every nature
whatsoever  incurred   by  Lessee  incident  to   the  ownership,
management, maintenance, repair, replacement, restoration, and operation of the Leased Property;

             (iv) All indemnities, fees and expenses (not otherwise paid or provided for out of the proceeds of the Loan or the Owner's Equity) incurred by Owner or which the Owner is obligated to pay in connection with the transactions contemplated in this Lease or the Loan;

             (v) All amounts, liabilities and obligations which Lessee assumes or agrees to pay hereunder to Owner or others, including, if any, payments of Termination Value, indemnities, and any Reinvestment Premium that may become payable by Lessee hereunder, in addition to any other amounts due as Base Rental and Additional Rental hereunder; and

             (vi) In the event Lessee shall fail to pay Base Rental or Additional Rental or any other payment (including, without limitation, the Maximum Lessee Risk Amount, Termination Value or Purchase Price) owing in respect hereof in accordance with the terms of this Lease on the date fixed for such payment or upon the occurrence of an Event of Default, an additional amount calculated daily from and after the date fixed for payment until paid or upon the occurrence of the Event of Default and during the continuance thereof, as the case may be, equal to the product of (A) a fraction, the numerator of which is the then effective Default Rate applicable under the Loan and the denominator of which is 360 multiplied by (B) the Termination Value (or, if the Basic Term Commencement Date has not occurred, 100% of all Project Costs plus the amount described in clause
(iii) of Section 4(b) above). Amounts constituting Additional Rental under this clause (vi) shall be payable by Lessee immediately upon demand, or if no demand is made, upon the first day of each month.

        Amounts constituting Additional Rental payable pursuant to clauses (i), (ii), (iii) and (iv) of this Section 5(b) shall be paid by Lessee directly to the person or persons to whom such amounts are payable. The obligation of Lessee to pay all such amounts shall survive the termination of this Lease.


    (c) The Owner shall determine and compute the amount of Interim Rental accrued during and after the Interim Lease Term but prior to the Basic Term Commencement Date and add such amount to the other Project Costs and, upon such determination by Owner, Owner will provide the Lessee with a written statement of the total Project Costs. Exhibit F sets forth the Maximum Lessee Risk Amount and Maximum Owner Risk Amount applicable prior to the Basic Term Commencement Date. The Rental Factor, Termination Value, Purchase Price, Maximum Lessee Risk Amount and Maximum Owner Risk Amount shall be determined by the Owner prior to the Conversion Date and will be effective as of the Basic Term Commencement Date for the Maximum Term. Said amounts will be determined by Owner to reflect the actual interest rates established for the Long-Term Loan and Investor Loan for all periods after the Basic Term Commencement Date. On the Basic Term Commencement Date, the Owner shall prepare and deliver to Lessee exhibits to this Lease which sets forth the actual Rental Factor (Exhibit B), Termination Value Exhibit D), Purchase Price (Exhibit E), Maximum Lessee Risk Amount (Exhibit F) and Maximum Owner Risk Amount (Exhibit F) after such adjustment. All such amounts will be determined to provide that the Purchase Price shall amortize to seventy-five percent (75%) of Project Costs at the expiration of the Maximum Term. The determination of Project Costs and of the Rental Factor, the Termination Value, Purchase Price, Maximum Lessee Risk Amount and Maximum Owner Risk Amount by Owner shall, in the absence of manifest error, be deemed conclusive.

    (d) All payments of Base Rental and Additional Rental required to be made by Lessee to Owner shall be made in good funds. While any of the Construction Loan, Long-Term Loan or Investor Loan remains outstanding, all payments hereunder assigned to Lender, whether Base Rental, Additional Rental or otherwise, shall be paid in such manner as shall be designated by such Lender. If neither the Construction Loan, the Long-Term Loan nor the Investor Loan are outstanding, all payments hereunder shall be paid in such manner as designated by Owner or any other Assignee.

    Section 6. Use. Lessee may use the Leased Property, including related amenities such as a parking garage, for office purposes, distribution, warehousing, light manufacturing, research and development (or any one or more of such uses) or for any other lawful uses as may be permitted by Owner and which are consistent with all covenants and restrictions of Permitted Liens.

    Section 7.  Net Lease; Nonterminability

    (a) This Lease is a "net lease." All costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Property and the appurtenances thereto and the use and occupancy thereof by Lessee or anyone claiming by, through or under Lessee which may arise or become due during or with respect to the period constituting the Term hereof shall be paid by
Lessee,  and  Lessee  shall  indemnify  the  Indemnified  Parties against any of the foregoing as provided in Section 8 below. Lessee assumes, during the Term of this Lease, the sole responsibility for the condition, use, operation, maintenance, subletting and management of the Leased Property, neither Owner nor any other Indemnified Party shall have any responsibility in respect thereof, nor shall Owner nor any other Indemnified Party have any liability for damage incurred by any Person or for damage to the property of Lessee or any sublessee of Lessee for any reason whatsoever. Without limiting the generality of the foregoing, during the Term of this Lease, Lessee shall perform all of the obligations of the sublessor under any subleases affecting all or any part of the Leased Property which Lessee may hereinafter enter into as sublessor to the extent that Lessee's failure to perform such obligations could result in the occurrence of an Event of Default under this Lease.

    (b) Lessee acknowledges and agrees that its obligations hereunder, including, without limitation, its obligations to pay Base Rental and Additional Rental, shall be unconditional and irrevocable under any and all circumstances and shall not be subject to cancellation, termination, modification or repudiation by Lessee. This Lease shall not terminate, nor shall Lessee have any right to terminate this Lease, and Lessee shall perform all obligations hereunder, including the payment of all Base Rental and Additional Rental, without notice, demand, counterclaim, set-off, deduction, defense or recoupment, and without abatement, suspension, deferment, diminution or reduction for any reason, including, without limitation, any past, present or future claims which Lessee may have against the Owner, Construction Lender, Long-Term Lender, LC Issuer, BFS or any other Person for any reason whatsoever; any defect in the Leased Property or any portion thereof, or in the title, condition, design, construction, habitability or fitness for a particular use thereof; any damage to or destruction or loss of all or part of the Leased Property; any restriction, deprivation (including eviction) or prevention of, or any interference with or interruption of, any use or occupancy of the Leased Property (whether due to any defect in or failure of Owner's title to the Leased Property, any Owner Lien or otherwise); any condemnation, requisition or other taking or sale of the use, occupancy or title to the Leased Property; any action, omission or breach on the part of the Owner under this Lease (including without limitation, any breach of the Owner's representations and warranties set forth in Section 12 hereof) or under any other agreement between Owner and Lessee, or any other indebtedness or liability, howsoever and whenever arising, of Owner, any Assignee or Lessee to any other Person, or by reason of insolvency, bankruptcy or similar proceedings by or against Owner, any Assignee or Lessee; the inadequacy or inaccuracy of the description of the Leased Property or the failure to demise and let to Lessee the property intended to be leased hereby; Lessee's acquisition of ownership of the Leased Property or any sale or other disposition of the Leased Property; the impossibility or illegality of performance by Owner or Lessee or both; the failure of Owner to deliver possession of the Leased Property on the Closing Date; any action of any court, administrative agency or other governmental authority; or any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding; it being the intention of the parties hereto that all Base Rental and Additional Rental payable by Lessee hereunder shall continue to be payable in all events and in the manner and at the times herein provided, without notice or demand, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

    (c) Lessee  will  remain   obligated  under  this  Lease   in
accordance  with its  terms,  and will  not  take any  action  to terminate, rescind or avoid this Lease for any reasons, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Owner, or any assignee of Owner, or any action with respect to this Lease which may be taken by any receiver, trustee or liquidator, or any assignee of Owner or by any court in any such proceeding. Lessee waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Leased Property (except as otherwise expressly provided in Sections 4(c), 16(c) or 29 hereof), or to any abatement, reduction, deferment or set-off of any Base Rental, Additional Rental or other sum payable by Lessee hereunder, for damage, loss or expense suffered by Lessee on account of any cause referred to in this Section 7 or otherwise.

    Section 8.  Taxes and Other Charges; Laws and Agreements.

    (a) Lessee agrees to pay, defend and indemnify and hold each Indemnified Party harmless on an after-tax basis from any and all Federal, state, local and foreign taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature whatsoever, including, without limitation, all amounts payable hereunder as Additional Rental hereunder, together with any penalties, fines or interest thereon (herein called "taxes or other impositions") attributable to any given period prior to or within the Indemnification Period, howsoever imposed, whether levied or imposed upon or asserted against Owner, Trust Company, Beneficiary, W. Jeffrey Kramer ("Kramer"), any Assignee, Lessee, the Leased Property, or any portion thereof (including, without limitation, taxes and assessments referred to in clause (i) of
Section 5(b) hereof) or any other Indemnified Party, by any Federal, state or local government or taxing authority in the United States, or by any taxing authority or governmental subdivision of a foreign country, upon or with respect to (a) the Leased Property or any portion thereof (including, without limitation, all fixtures, equipment and personal property which forms a part of the Leased Property), (b) the acquisition, manufacture, construction, ordering, purchase, ownership, delivery, leasing, subleasing, re-leasing, possession, use, maintenance, registration, re-registration, titling, re-titling, licensing, documentation, return, repossession, foreclosure, condemnation, conveyance, assignment, sale or other application or disposition of the Leased Property or any other portion thereof, (c) the rentals, receipts or earnings arising from the Leased Property or other portion thereof, or (d) this Lease, the Base Rental or Additional Rental payable by Lessee hereunder or any of the Transaction Documents, provided, however, that the foregoing indemnity shall not apply to and nothing in this Lease shall require the payment by the Lessee of (i) any taxes or impositions based upon or measured solely by any Principal Party's gross, net or taxable income, tax preferences or dividends paid or taxes payable in the nature of capital gains, excess profits, accumulated earnings or personal holding company taxes of such Principal Party, unless any such tax is in lieu of or in substitute for any other taxes of such Principal Party or impositions upon or with respect to the Leased Property which, if such other taxes or impositions were in effect, would be payable by Lessee hereunder; (ii) any franchise, estate, inheritance, succession, capital stock tax, unless any such tax is in lieu of or in substitute for any other taxes of such Principal Party or impositions upon or with respect to the Leased Property which, if such other taxes or impositions were in effect, would be payable by Lessee hereunder; (iii) any taxes of the Trust Company or the Beneficiary imposed on or measured by the administrative fees earned by such Persons in connection with the transaction contemplated herein; (iv) any taxes of an Indemnified Party arising by reason of any voluntary transfer of the Lease or Leased Property or part thereof other than (A) a transfer by Owner pursuant to an exercise of remedies which are enforceable after the occurrence of an Event of Default hereunder, (B) a transfer constituting an Owner Conveyance hereunder; or (C) a subsequent transfer by the Lender or any nominee, designee or affiliate thereof if such entity purchases the Leased Property at a foreclosure sale or accepts a deed-in-lieu of foreclosure to the Leased Property, and (v) any taxes of an Indemnified Party arising by reason of the voluntary transfer by the Beneficiary of its interests held pursuant to the Trust Agreement. As used herein, the term "Indemnification Period" means the period commencing on the Closing Date and ending on the date that the Owner or any Assignee sells, transfers or otherwise conveys such Person's interest in and to the Leased Property to the Lessee or a third person. "Principal Party" means any Indemnified Party other than the Owner, the Beneficiary, the Trust Company or Kramer. Lessee will promptly notify Owner of all reports or returns required to be made with respect to any tax or other imposition with respect to which Lessee is required to indemnity hereunder, and will promptly provide each of them with all information necessary for the making and timely filing of such reports or returns by Owner. If Owner requests that any such reports or returns be prepared and filed by Lessee, Lessee will prepare and file the same if permitted by applicable law to file the same, and if not so permitted, Lessee shall prepare such report or returns for signature by Owner, and shall forward the same, together with immediately available funds for payment of any tax or other imposition due, to Owner, at least ten (10) days in advance of the date such payment is due. Upon written request, Lessee shall furnish Owner with copies of all paid receipts or other appropriate evidence of payment for all taxes or other impositions paid by Lessee pursuant to this Section 8. All of the indemnities contained in this Section 8 shall continue in full force and effect notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term with respect to the Leased Property, and are expressly made for the benefit of, and shall be enforceable by, Owner and each Assignee.

    (b) Notwithstanding the provisions  of paragraph (a) of  this
Section 8 and the provisions of Section 9 and so long as no Default or Event of Default shall have occurred and be continuing, Lessee shall have the right to contest, by appropriate legal proceedings, any tax, charge, levy, assessment, lien or other encumbrance affecting the Leased Property, and to postpone payment of or compliance with the same during the pendency of such contest, provided that (i) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against, the Person on whom such tax, charge, levy, assessment, lien or other encumbrance is sought to be imposed and/or the Leased Property,
(ii) no part of the Leased Property nor any Base Rental or Additional Rental or other sums payable by Lessee hereunder shall be in danger of being sold, forfeited, attached or lost, (iii) there shall not exist (x) any interference with the use and occupancy of the Leased Property or any part thereof, or (y) any interference with the payment of Base Rental or any Additional Rental (other than the portion subject to the contest), (iv) Lessee shall promptly prosecute such contest to a final settlement or conclusion, or if Lessee deems it advisable to abandon such contest, Lessee shall promptly pay or perform the obligation which was the subject of such contest and (v) at no time during the permitted contest shall there be a risk of the imposition of criminal liability on Owner for failure to comply therewith. If (i) any such contest shall involve an amount of money or potential loss (including penalties and similar charges) in excess of $250,000, and (ii) either the Lessee's Parent is not then Investment Grade or a Default or an Event of Default shall have occurred and be continuing, then Lessee shall either (A) deposit with the Owner an amount equal to 125% of the tax, charge, levy, assessment, lien or other encumbrance affecting the Leased Property, or (B) post an equivalent bond for security issued by a surety or other issuer reasonably acceptable to Owner and containing such terms which are reasonably acceptable to Owner. Lessee shall not postpone the payment of any such tax, charge, levy, assessment, lien or other encumbrance for such length of time as shall permit the Leased Property, or any lien thereon created by such item being contested, to be sold or foreclosed by federal, state, county or municipal authority for the non-payment thereof. Lessee shall not postpone compliance with any such law, rule, order, ordinance, regulation or other governmental requirement if Owner will thereby be subject to criminal prosecution, or if any municipal or other governmental authority shall be in a position according to applicable law to commence and carry out any action which would prevent compliance with the same or to foreclose or sell any lien affecting all or part of the Leased Property which shall have arisen by reason of such postponement or failure of compliance. Owner agrees to provide Lessee with a copy of any of its tax returns upon the written request of Lessee.

    Section 9. Liens. Lessee represents and warrants that on the Closing Date, fee simple title in the Leased Property will be vested in Owner subject only to Permitted Liens. Subject to the provisions of paragraph (b) of Section 8, Lessee will promptly, but in any event no later than 60 days after Lessee acquires actual knowledge of the filing thereof but in any event prior to the enforcement of the same, at its own expense, remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon the Leased Property, upon any Base Rental, or upon any Additional Rental or other sums payable by Lessee under this Lease which arises for any reason (except for Owner Liens) including all liens which arise out of Lessee's possession, use, construction, operation and occupancy of the Leased Property, but not including any Permitted Liens. Nothing contained in this Lease shall be construed as constituting the consent or request of Owner, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof. Notice is hereby given that Owner will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding an interest in the Leased Property or any part thereof by, through or under Lessee, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Owner in and to the Leased Property. In the event of the failure of Lessee to discharge any charge, lien, security interest or encumbrance within the time period set forth above and otherwise as aforesaid, except during the pendency of any contest permitted and conducted pursuant to paragraph (b) of Section 8, Owner may (but shall not be required to) discharge such items by payment or bond or both, and Lessee will repay to Owner, upon demand, any and all amounts paid therefor, or by reason of any liability on such bond, and also any and all reasonable incidental expenses, including reasonable attorney's fees, incurred by Owner in connection therewith.

    Section 10.  Ownership of the Leased Property.

    (a) The Owner and the Lessee intend that (i) for financial accounting purposes with respect to the Lessee, this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, but (ii) for federal and all state and local income tax purposes, (A) this Lease will be treated as a financing arrangement, (B) the Construction Lender and the Long-Term Lender will be deemed lenders making loans for the benefit of the Lessee, which loans are secured by all of the Leased Property, and (C) the Lessee will be treated as the owner of all of the Leased Property and will be entitled to all tax benefits ordinarily available to an owner of a property similar to the Leased Property for such tax purposes. Owner and Beneficiary shall take no action inconsistent with such intent for tax purposes, provided that nothing in this Section 10(a) shall deemed to restrict the Owner's right to exercise any remedies after the occurrence of an Event of Default.

    (b) This Lease is a lease intended as security. Lessee hereby grants to Owner a security interest in all of the Lessee's right, title and interest in and to the Leased Property (including, without limitation, all site improvements, base building, building systems, equipment and related fixtures now or hereafter existing on the Land), together with any substitutions, replacements and additions thereto, all of the Lessee's rights in and to the Approved Construction Documents and all general intangibles related to the Leased Property and all of Lessee's rights, claims and damages arising from warranties (whether express or implied) of architects, contractors and subcontractors with respect to the development and construction of the Improvements, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in cash, investments, securities or other property. The Owner and the Lessee shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Leased Property in accordance with this Section 10, such security interest would be deemed to be a perfected security interest of first priority under applicable federal, state and local law, subject only to Permitted Liens, and will be maintained as such throughout the Term.

    Section 11. Owner's Disclaimer; Acknowledgement by Lessee. The Leased Property is demised and let in its present condition without representation and warranty by Owner subject to (i) Permitted Liens, (ii) the rights of parties in possession, (iii) the state of title transferred to Owner on the Closing Date pursuant to the P&S, (iv) any state of facts which an accurate survey or physical inspection might show, (v) the existing environmental condition of the Leased Premises, (vi) all applicable laws, rules, regulations, ordinances and restrictions, including, without limitation, all Environmental Legal Requirements, now in effect or hereafter adopted by any
governmental   authority  having  jurisdiction,   and  (vii)  any
violation of such laws, rules, regulations, ordinances and restrictions occurring on or before the Closing Date. Lessee has examined the Leased Property and the Owner's title and interest thereto and has found as between Lessee and Owner (and each Person claiming by, through or under Owner) the same to be satisfactory for all purposes.

    LESSEE REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT THE CONSTRUCTION OF THE IMPROVEMENTS ON THE LAND WILL BE WITHIN THE EXCLUSIVE CONTROL OF, AND WILL BE THE SOLE RESPONSIBILITY OF, LESSEE. OWNER HAS NOT MADE AN INSPECTION OF THE LEASED PROPERTY AND MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY OR ANY PORTION THEREOF OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, HABITABILITY, ENVIRONMENTAL CONDITION, COMPLIANCE WITH SPECIFICATIONS, CONDITION, OPERATION, ABSENCE FROM DEFECTS (PATENT OR LATENT), DURABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE LEASED PROPERTY OR ANY PORTION THEREOF; AND ALL RISKS INCIDENTAL TO THE LEASED PROPERTY SHALL BE BORNE BY THE LESSEE AND THE OWNER SHALL HAVE NO RESPONSIBILITY WITH RESPECT THERETO. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE LEASED PROPERTY OR ANY PORTION THEREOF, WHETHER PATENT OR LATENT, WHETHER DISCOVERABLE BY LESSEE, OWNER SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY DIRECT OR INDIRECT DAMAGE TO PERSONS OR PROPERTY RESULTING THEREFROM, OR FOR LESSEE'S LOSS OF USE OF THE LEASED PROPERTY, OR ANY PORTION THEREOF, OR FOR ANY INTERRUPTION IN LESSEE'S BUSINESS CAUSED BY LESSEE'S INABILITY TO USE THE LEASED PROPERTY, OR ANY PORTION THEREOF, FOR ANY REASON WHATSOEVER. THE PROVISIONS OF THIS SECTION 11 HAVE BEEN NEGOTIATED BY LESSEE AND OWNER AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND DISCLAIMER BY OWNER OF ANY AND ALL WARRANTIES BY OWNER WITH RESPECT TO THE LEASED PROPERTY OR ANY PORTION THEREOF, WHETHER EXPRESS OR IMPLIED, AND WHETHER ARISING UNDER THE UNIFORM COMMERCIAL CODE, ANY OTHER APPLICABLE LAW OR OTHERWISE. LESSEE REPRESENTS AND WARRANTS TO OWNER THAT THE PROVISIONS OF THIS SECTION 11 ARE ENFORCEABLE BY OWNER AGAINST LESSEE (AND THOSE CLAIMING BY, THROUGH OR UNDER LESSEE) AND THAT OWNER SHALL NOT HAVE ANY LIABILITY FOR ANY OF THE MATTERS SUBJECT TO THIS DISCLAIMER.

    Section 12.  Representations of Parties.

        Lessee hereby represents and warrants to Owner that as of the Closing Date and at all times during the Term as follows:

        (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full corporate power and authority to own its properties and to conduct its business as currently conducted.

    (b) Lessee  is  qualified   to  do  business  as  a   foreign
corporation and is in good standing in the State of New Jersey.

    (c) Lessee has the corporate power and authority to enter into this Lease and the Transaction Documents to which it is a party and to carry out and perform the obligations of Lessee under the terms hereof and thereof.

    (d) The execution, delivery and performance by Lessee of this Lease and the Transaction Documents to which it is a party have been duly authorized by all the necessary corporate action of Lessee and do not (A) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Lessee, (B) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Lessee is a party or by which it or its properties are bound, or (C) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance. Lessee is not in violation of or in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or reward or any such indenture, agreement, lease or instrument described in this paragraph.

    (e) The Lease and the Transaction Documents to which Lessee is a party have been duly executed and delivered by Lessee and constitute the legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with their terms, including, without limitation, the choice of laws provisions therein.

    (f) Neither the execution and delivery of this Lease, nor the payment and performance by Lessee of all of its obligations hereunder, require the consent or approval of, the giving of notice to, or the registration, filing or recording with, or the taking of any other action in respect of, any Federal, state, local or foreign government or governmental authority or agency or other Person other than the recording of a Memorandum of Lease.

    (g) All balance sheets, statements of profit and loss and other financial data that have been delivered to Owner and Lender with respect to Lessee's Parent (A) are complete and correct in all material respects, (B) accurately present the financial condition of Lessee's Parent on the dates for which, and the results of its operations for the periods for which, the same have been furnished, and (C) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, and there has been no material adverse change in the condition of Lessee or

Lessee's Parent, financial or otherwise, since the date of the most recent financial statements delivered to Owner with respect to Lessee's Parent;

    (h) Except as  otherwise stated  in Schedule  I (the  "Listed
Permits"), Lessee holds all licenses, certificates and permits (including any applicable environmental permits) from governmental authorities necessary to complete the Improvements pursuant to the Construction Agency Agreement and/or required to construct the Improvements as contemplated in the Approved Construction Documents and prior to the Basic Term Commencement Date, shall obtain all licenses, certificates and permits (including applicable environmental permits) from governmental authorities necessary to occupy and use the Leased Property for its intended purposes. All such licenses, certificates and permits will remain in full force and effect and be complied with in all respects.

    (i) No litigation or administrative proceedings of or before any court, tribunal or governmental body is pending, or, to the knowledge of Lessee, threatened against Lessee or any of its properties or with respect to this Lease which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of Lessee or upon its right to enter into this Lease or the validity or effectiveness thereof.

    (j) Lessee is not in default in the payment or performance of any of its material obligations or in the performance of any material contract, agreement or other instrument to which it is a party or by which it or any of its assets may be bound and which will continue to exist subsequent to the date hereof.

        (k) The Leased Property is not subject to any mortgage, lien, pledge, charge, encumbrance, security interest or title retention or other security agreement or arrangement of any nature whatsoever, except for Permitted Liens.

    (l) Lessee has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transaction contemplated in this Lease or the other Transaction Documents, except for the fee payable to Cushman and Wakefield, which fee is listed on the Project Budget and shall be paid promptly upon becoming due in accordance with the Construction Agency Agreement.

    Owner hereby represents and warrants to Lessee that as of the Closing Date and at all times during the Term as follows:

    (a) Trust Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America with full corporate power and authority to own its properties and to conduct the business contemplated under the Transaction Documents.

    (b) Trust Company is either qualified to do business and is in good standing in the State of New Jersey or because of the nature of its activities, Owner is not required to be qualified to do business in the State of New Jersey.

    (c) Owner  has  the  power  and  authority  under  its  Trust
Agreement to enter into this Lease and the Transaction Documents to which it is a party and to carry out and perform the obligations of Owner under the terms hereof and thereof.

    (d) The execution, delivery and performance by Owner of this Lease and the Transaction Documents to which it is a party have been duly authorized and do not (A) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Owner, (B) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Owner is a party or by which it or its properties are bound, or (C) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance. Owner is not in violation of or in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or reward or any such indenture, agreement, lease or instrument described in this paragraph.

    (e) The Lease and the Transaction Documents to which Owner is a party have been duly executed and delivered by Owner and constitute the legal, valid and binding obligations of Owner enforceable against Owner in accordance with their terms, including, without limitation, the choice of laws provisions therein.

    (f) Neither the execution and delivery of this Lease, nor the performance by Owner of all of its obligations hereunder, requires the consent or approval of, the giving of notice to, or the registration, filing or recording with, or the taking of any other action in respect of, any Federal, state, local or foreign government or governmental authority or agency or other Person other than the recording of a Memorandum of Lease.

    (g) No litigation or administrative proceedings of or before any court, tribunal or governmental body is pending, or, to the knowledge of Owner, threatened against Owner or any of its properties or with respect to this Lease which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of Owner or upon its right to enter into this Lease or the validly or effectiveness thereof.

    (h) Owner has not contracted with a broker or a finder relating to or in connection with the transactions contemplated in this Lease or the other Transaction Documents.

    (i) Owner will not, during the entire term of this Lease, engage in any business other than the business of owning the Leased Property and will not incur any debts other than the debts contemplated in the Transaction Documents and debts incurred to satisfy and discharge such debts.

    Section 13.  Maintenance; Quiet Enjoyment.

    (a) In addition to the other covenants contained in this Lease, Lessee hereby further covenants and agrees that during the Term of this Lease:

        (i) Lessee acknowledges that on and as of the Basic Term Commencement Date, all Improvements will be in new condition, repair and appearance, subject only to the completion of the
"punchlist  items"  set  forth  in  writing  on  such   date  and
referenced in Section 10.15 of the Construction Agency Agreement. Lessee shall, at its cost and expense, keep and maintain the Improvements, including any altered, rebuilt, additional or substituted buildings, structured and other improvements thereto, in the same condition as on the Basic Term Commencement Date (or with respect to any "punchlist items" acquired or constructed subsequent thereto, in the same condition as on the date that such "punchlist items" have been Substantially Completed and the provisions of Section 10.15 of the Construction Agency Agreement in respect thereof have been satisfied), ordinary wear and tear excepted, and on a basis consistent with the operation and maintenance of first class office buildings, warehouse facilities and/or light manufacturing facilities and other uses permitted under Section 6 hereof, as the case may be, comparable in style and location to the Leased Property and in no event less than the standards applied by Lessee or its Affiliates in the operation of other comparable properties owned or leased by Lessee or its
Affiliates.   Lessee will make all  structural and nonstructural,
and ordinary and extraordinary changes, repairs and replacements, foreseen or unforeseen, which may be required, whether or not caused by its act or omission, to be made upon or in connection with the Improvements in order to keep the same in such condition, including taking, or causing to be taken, action necessary to maintain the Leased Property in compliance with the provisions of any insurance policy with respect to the Leased Property and any applicable Legal Requirements, including all
applicable  Environmental  Legal   Requirements.    Lessee  shall
provide or cause to be provided all security service, custodial service, janitorial service and other services necessary for the proper upkeep and maintenance of the Leased Property.

        (ii) Lessee covenants to perform or observe all terms, covenants or conditions of any Permitted Liens, easement or maintenance agreements to which it may at any time be a party or to which the Leased Property or any portion thereof is subject at any time or any other like matters which now or hereafter affect the Leased Property, the Owner, the Lease or any one of the foregoing. Lessee shall, at its expense, use its reasonable efforts, consistent with sound business practice, to enforce compliance with any Permitted Liens, easement, or maintenance agreements or similar agreements benefiting the Leased Property or any portion thereof by any other Person subject to such agreement, provided, however, that if a failure to comply with any of the foregoing would adversely affect the utility, fair market value or useful life of the Leased Property, the Lessee shall enforce compliance with the same. Lessee expressly waives the right to make repairs at the expense of the Owner pursuant to any law at any time in effect that would impose any such obligations on a lessor or give any such rights to a lessor. Lessee shall not abandon the Leased Property or any portion thereof or commit waste thereon.

        (iii) If any Improvements situated on the Leased Property at any time during the Term of this Lease shall encroach upon any property, street or right-of-way adjoining or adjacent to the Leased Property, or shall violate the agreements or conditions contained in any restrictive covenant affecting the Leased Property or any part thereof, or shall impair the rights of others under or obstruct any easement or right-of-way to which the Leased Property is subject, then, promptly after the written request of Owner or any Person affected by any such encroachment, violation, impairment or obstruction, Lessee shall, at its expense, either (A) obtain effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment or obstruction whether the same shall affect Owner, Lessee, the Construction Lender, the Long-Term Lender or the LC Issuer or any one or more of the foregoing, or (B) make such changes in the Improvements on the Leased Property and take such other action as shall be necessary to remove such encroachments or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any Improvement on the Leased Property. Any such alteration or removal shall be made in conformity with the requirements of Section 17 to the same extent as if such alteration or removal were an alteration under Section 17 of this Lease and there shall be no abatement of Basic Rental or Additional Rental by reason of such alteration or removal.

        (iv)     Owner  shall  have no  obligation  to  incur any
expense of any kind or character in connection with the management, operation or maintenance of the Leased Property during the Term of this Lease. Owner shall not be required at any time to make any improvements, alterations, changes, additions, repairs or replacements of any nature whatsoever in or to the Leased Property. Lessee shall use and operate the Leased Property or cause it to be used and operated only by personnel authorized by Lessee, and Lessee shall use reasonable precautions to prevent loss or damage to the Leased Property from fire and other hazards.

        (v)  Lessee   shall   pay   all   charges   for   utility,
communication and other services on or about the Leased Property, whether or not payment therefor shall become due after the Term of this Lease.

        (vi) Other than the provisions of Section 13(b) hereof, Lessee shall perform all covenants and agreements (except for those covenants and agreements which are by their express terms capable of being, or specifically required to be, performed by Owner acting alone) which it and/or Owner agree to perform under the Construction Loan Documents, the Long-Term Loan Documents, the Construction Agency Agreement and the other Transaction Documents.

    (b) Owner hereby covenants and agrees that during the Term of this Lease it shall not take any affirmative action which will interfere with the quiet use and enjoyment of the Leased Property by Lessee, that it will not fail to take any affirmative action required to prevent interference with the quiet use and enjoyment of the Leased Property as contemplated under this Lease by Lessee, unless such interference arises out of a Default or Event of Default by Lessee and that each lender whose debt is secured by a lien on the Leased Property shall enter into an agreement with Lessee to such effect that such lender shall not disturb Lessee's occupancy of the Leased Property and shall respect all Lessee's right under this Lease, including Lessee's right to purchase as provided in Section 4(c) above and in Section 29 below, so long as no Event of Default shall have occurred under this Lease and provided that Lessee shall have entered into an agreement, satisfactory in all respects to Lessee, subordinating its interest in the Leased Property to the lien of such lender and agreeing to attorn to such lender in the event of foreclosure. Owner further covenants and agrees that, so long as no Default or Event of Default shall have occurred and be continuing and provided that Lessee shall bear all associated costs, it shall take all reasonably necessary actions as owner of the Leased Property (i) to permit Lessee or its nominee to exercise Owner's voting rights as a member of the Campus

Conservation and Management Association, Inc., a New Jersey not-for-profit corporation (the "Association") and serve as Owner's representative on the Association's Design Review Committee, provided that such exercise and representation shall be consistent with and permitted by the By-Laws and Articles of Incorporation of the Association; and (ii) to grant and/or to convey such necessary utility easements or rights of passage over the Leased Property as may be necessary to enable the Lessee to operate the Leased Property for the uses permitted under Section 6 hereof.

    Section 14. Compliance with Legal Requirements. Lessee shall at all times, at Lessee's own cost and expense, perform and comply with all laws, rules, orders, ordinances, regulations and requirements now or hereafter enacted or promulgated, of every government and municipality having jurisdiction over the Leased Property and of any agency thereof, relating to the Leased Property, or the improvement thereon, or the facilities or equipment thereon or therein, or the streets, sidewalks, vaults, vault spaces, curbs and gutters adjoining the Leased Property, or the appurtenances to the Leased Property, or the franchise and privileges connected therewith (collectively, "Legal Requirements"), whether or not such Legal Requirements so involved shall necessitate structural changes, improvements, interference with use and enjoyment of the Leased Property, replacements or repairs, extraordinary as well as ordinary, and Lessee shall so perform and comply, whether or not such Legal Requirements shall now exist or shall hereafter be enacted or promulgated, and whether or not such Legal Requirements can be said to be within the present contemplation of the parties hereto. Lessee shall, at its expense, comply with all provisions of insurance policies required pursuant to Section 15 hereof, and with the provisions of all Permitted Liens and all contracts, agreements, instruments and restrictions existing at the commencement of this Lease or thereafter suffered or permitted by Lessee, affecting the Leased Property or any part thereof or the ownership, occupancy, use, operation or possession thereof. Lessee shall at all times comply with the terms of and perform its obligations under any assignment to Lender of this Lease and any consent of Lessee to such assignment.

    Notwithstanding the foregoing provisions of this Section 14 and so long as no Default or Event of Default shall have occurred and be continuing, Lessee shall have the right to contest by appropriate legal proceedings, any order or other direction issued by any federal, state or local governmental agency which order or direction affects the Lessee or the Leased Property, and to postpone compliance with the same during the pendency of such contest, provided that (i) the commencement and continuation of such proceedings shall suspend the enforcement of such order or direction, (ii) no part of the Leased Property nor any Base Rental or Additional Rental or other sums payable by Lessee hereunder shall be in danger of being sold, forfeited, attached or lost, (iii) there shall not exist (x) any interference with the use or occupancy of the Leased Property or any part thereof, or (y) any interference with the payment of Base Rental or Additional Rental (iv) Lessee shall promptly prosecute such contest to a final settlement or conclusion, or if Lessee deems it advisable to abandon such contest, Lessee shall promptly pay or perform the obligation which was the subject to such contest, and (v) at no time during the permitted contest shall there be a risk of the imposition of criminal liability on Owner for failure to comply therewith. If (i) any such contest shall involve an amount of money, or potential loss (including penalties and similar charges) in excess of $100,000, and (ii) either Lessee's Parent is not then Investment Grade or a Default or an Event of Default shall have occurred and be continuing, then Lessee shall either (A) deposit with the Owner an amount equal to 125% of the amount of money or potential loss involved in such contest or (B) post an equivalent bond for security issued by a surety or other issuer reasonably acceptable to Owner and containing such terms which are reasonably acceptable to Owner. In no event shall Lessee postpone the payment or performance of the order or direction for such length of time as shall permit the Leased Property, or any lien thereon created by such order or direction being contested, to be sold or foreclosed by any federal, state, county or municipal authority for the nonpayment or nonperformance thereof. Lessee shall not postpone compliance with any such order or direction if Owner will thereby be subject to criminal prosecution, or if any governmental authority shall be in a position according to applicable law to commence or carry out any action which would then prohibit compliance with same or to foreclose or sell any lien affecting all or a part of the Leased Property which shall have arisen by reason of such postponement or failure of compliance.

    Section 15.   Insurance.   Lessee  shall during  the Term  of
this Lease obtain and maintain or cause to be obtained and maintained at all times the following insurance:

        (1) A policy or policies of insurance against loss or damage to the Leased Property and all replacement and additions thereto known as "all risk" without exception (other than those approved by Owner in writing). During the Construction Period, the Lessee shall maintain builder's risk insurance in "completed value non-reporting form" (and which shall include all insurance required to be carried by Lessee, as "owner," under the provisions of the construction contracts let by Lessee). Such insurance shall insure the Improvements, including all materials in storage and while in transit during the Construction Period, against loss or damage by fire or other casualty, with extended coverage and with coverage for such other hazards (including "collapse," "explosion," "underground hazards," "vandalism and malicious mischief," and coverage in so-called "all-risk" form) as either the  Owner  or  the  Lender  may  from  time  to  time
    require.   All  such insurance  shall  contain a  replacement
    cost endorsement (which shall evidence coverage of 100% of full replacement cost, with only those deductibles approved by Owner, Lender and LC Issuer) and, if required by either Owner or Lender, an agreed amount endorsement.

        (2) If any portions of the Leased Property is located in an area designated by the Secretary of Housing and Urban
    Development as having special flood hazards, flood insurance in the maximum available amount.

        (3)  Comprehensive  public  liability  insurance,   naming
    Owner,  Beneficiary,  Kramer  and  Trust  Company,   each  as
    insured  and  Lender  and  LC   Issuer,  each  as  additional
    insured, against legal liability for claims for death, personal injury, bodily injury, or property damage occurring on, in or about the Leased Property and the adjoining land, streets, sidewalks or ways or occurring as a result of construction and use of the Improvements on the Land or as a result of any activities taking place on the Leased Property after construction, with liability insurance limits of not less than $20,000,000 combined single limit for personal injury and property damage.

        (4) Boiler and machinery insurance commencing at such time as fixtures and equipment are connected and ready for use.

        (5)  Workers'   compensation   insurance   issued   by   a
    responsible carrier authorized under the laws of the State of New Jersey to insure employers against liability for compensation or in lieu thereof, such workers' compensation
    insurance  to  cover  all  persons   employed  by  Lessee  in
    connection with the Leased Property and to cover full liability for compensation under any such act aforesaid.

         (6) Business interruption insurance to cover loss resulting from delay of the completion of the Improvements. After the Basic Term Commencement Date, such insurance shall cover loss of use, total or partial, of any part of the Leased Property in an amount sufficient at all times to pay the total Base Rental and Additional Rental payable under this Lease with respect to the Leased Property for a period adequate to cover the period of loss of use of any part of the Leased Property. Such policy shall provide that the amount payable thereunder shall not be less than an amount equal to one (1) year's Base Rental and Additional Rental.

        (7)  Professional   liability   insurance   covering   all
    architects  and engineers    involved  in the  design  and/or
    construction of the Improvements.

        (8)  Such  other insurance  coverages  in such  amounts as
    the  Owner   may  reasonably  request  consistent   with  the
    customary practices of prudent developers and owners of similar properties or which Owner is required to maintain under either the Construction Loan or Long-Term Loan.

    The originals or duplicate originals of such policies required shall be deposited with the Owner by Lessee on the Closing Date and thereafter, no less frequently than annually and in no event later than thirty (30) days prior to the commencement of the Basic Lease Term and each Extension Lease Term. With respect to the policies described under subparagraphs (1), (2),
(4) and, if applicable, (8), the Lessee also shall deliver originals or duplicate originals evidencing the coverage required under said subparagraphs to Lender; with respect to all other insurance, the Lessee shall deliver insurance certificates naming Lender as the certificateholder, the form and substance of such certificates to be satisfactory to Lender and shall be issued by the insurer or a duly authorized agent of the insurer and shall be accompanied by evidence of the full payment of premiums.

    All policies of property insurance provided for therein shall name the Owner and Trust Company as insured, and all liability policies (other than the policies discussed under paragraph (7) above) shall name the Owner, Trust Company, Lender and LC Issuer as additional insured, as its interests may appear and the policies required under paragraphs (1), (2), (4) and (6) above shall identify the Owner as the owner of the Leased Property. The Lessee shall be required to deliver copies of insurance certificates evidencing the insurance coverage required under paragraph (7) received from its architects and engineers in the form required under the Lessee's agreements with such parties. In addition, all insurance required under this Lease shall be with companies and in form, amounts and with coverage and deductibles satisfactory to the Lender, and containing a standard mortgagee clause form endorsement naming the Lender as loss payee and mortgagee. All insurance carriers shall have a Best Insurance Guide rating of "A-XI" or better (or an equivalent rating from another publication of a similar nature as shall be in current use and approved by the Owner and the Lender) and shall be qualified to do business in the State of New Jersey. All policies required under this Section 15 shall provide that

(i) the insurance evidence thereby shall not be cancelled or modified without at least thirty (30) days' prior written notice from the insurance carrier to the Owner and the Lender, (ii) no act or omission on the part of the Lessee shall invalidate the coverage as to the Owner, Trust Company and LC Issuer and no act or omission on the part of the Owner or the Lessee shall invalidate the coverage as to the Lender and (iii) no claims shall be paid thereunder without ten (10) days' advance written notice to the Owner and the Lender. Furthermore, the Lessee shall be required to deliver renewal policies of all insurance required under this Section 15, together with written evidence of full payment of the annual premiums therefor, at least thirty
(30) days prior to the expiration of the existing insurance period. All insurance policies and endorsements shall be fully prepaid and nonassessable. The Lessee shall not obtain any separate or additional insurance which is contributing in the event of loss unless the Owner, Trust Company, LC Issuer and Lender are each insured thereunder (as their interests may appear) and the policies therefor are satisfactory to the Owner and the Lender.

    Section 16.  Loss, Damage or Destruction.

    (a) Risk of Loss, Damage or Destruction. Lessee hereby assumes all risk of loss, damage, theft, Taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to the Leased Property, however caused or occasioned, such risk to be borne by Lessee with respect to the Leased Property from and after the Closing Date. Lessee agrees that no occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of Lessee under this Lease, including, without limitation, the obligation to pay Base Rental and Additional Rental.

    (b) Lessee hereby assigns to Owner any award, compensation, insurance proceeds or other payment to which Lessee may become entitled by reason of its interest in the Leased Property, (i) if the Leased Property, or any portion thereof, is damaged or destroyed by fire or other hazard or casualty or cause (a "Casualty"), or (ii) by reason of any condemnation, requisition or other taking or sale of the use, occupancy or title to the Leased Property or any portion thereof in, by or on account of any actual or threatened Taking. So long as no Event of Default has occurred and is continuing, Lessee shall, at its cost and expense, in the name and on behalf of Owner, Lessee, Lender, LC Issuer or otherwise, appear in any such proceeding or other action, to negotiate, accept and prosecute any claim for any award, compensation, insurance proceeds or other payment on account of any such loss, damage or destruction, condemnation, requisition or other taking or sale and to cause any such award, compensation, insurance proceeds or other payment to be paid to Owner. Lessee shall use its commercially reasonable efforts to achieve the maximum award or other recovery obtainable under the circumstances. Any negotiated awards, settlement or recoveries shall be subject to Owner's prior approval. Owner may appear in any such proceeding or other action, in a manner consistent with the foregoing and the costs and expenses of any such appearance shall be borne by Lessee and payable to Owner as Additional Rent. If an Event of Default has occurred and is continuing, the Owner shall have the right to negotiate, adjust and settle such awards, settlements and recoveries without the approval of Lessee. Unless either the Lessee's Parent is not then Investment Grade or a Default or an Event of Default shall have occurred and be continuing, the Lessee shall be entitled to receive all amounts paid or payable for any Casualty or Taking of all or any portion of the Leased Property, subject to the prior rights of Lender and less any costs and expenses incurred by Owner or Lender in connection with the negotiation, settlement or collection of such amounts (the amounts received for any Casualty, less such costs and expenses, shall be referred to as the "Net Casualty Award"
and the amounts received for any Taking, less such costs and expenses, shall be referred to as the "Net Taking Award"), otherwise the Owner shall be entitled to receive the Net Taking Award or the Net Casualty Award. All such amounts shall be applied either (x) to the payment of the Termination Value and the other amounts due under Section 16(c) hereof, if such Casualty or Taking results in, or the Lessee elects to deem such Casualty or Taking as, an Event of Loss, or (y) to pay in accordance with Section 16(d) hereof for the actual cost of repair, restoration, rebuilding or replacement of the Improvements by Lessee (collectively, "Cost To Repair") if such Casualty or Taking does not result in, or the Lessee does not elect to deem such Casualty or Taking as, an Event of Loss.

    (c) If a Taking or Casualty to the Leased Property occurs, Lessee shall give Owner immediate telephonic notice thereof followed promptly by written notice, and describe in reasonable detail in each case the circumstances of the Taking or Casualty and the damage to or loss of the Leased Property. If the Taking or Casualty constitutes an Event of Loss, Lessee shall pay to Owner on the Rent Payment Date next following the date of such Event of Loss (or, if prior to the Basic Term Commencement Date, on the thirtieth (30th) day after the final determination that the Taking or Casualty constitutes an Event of Loss or, if after the Basic Term Commencement Date, on the last day of the Rental Period in which such Event of Loss occurs if there is no succeeding Rent Payment Date) the sum of (i) all unpaid Base Rental due on or before such Rent Payment Date or such last day of the Rental Period, plus (ii) the Termination Value as of the Rent Payment Date next following the date of such Event of Loss, or if the Event of Loss occurs prior to the Basic Term Commencement Date, an amount equal to one hundred percent (100%) of all Project Costs (incurred through the date of payment) in lieu of the Termination Value plus, to the extent such amounts have not been included in Project Costs, all interest, costs, fees, reimbursements and other amounts due and payable either to Owner or Lender under the Transaction Documents, plus (iii) Additional Rental due as of the date of payment of the amounts specified in the foregoing clauses (i) and (ii), plus (iv) the Reinvestment Premium. Any payments received at any time by Owner or by Lessee constituting Net Casualty Award or Net Taking Award from any insurer or other party (except Lessee) as a result of the occurrence of such Event of Loss will be applied in reduction of Lessee's obligation to pay the foregoing amounts, if not already paid by Lessee, or, if already fully paid by Lessee, will be applied to reimburse Lessee for its payment of such amount. Upon payment in full of such Termination Value, Base Rental, Additional Rental and Reinvestment Premium, (A) the obligation of Lessee to pay Base Rental hereunder shall terminate and the Term of this Lease shall thereupon terminate, and (B) the Owner shall transfer to Lessee all of the Owner's interest in the Leased Property in accordance with the provisions of Section 32 hereof. As used in this Lease, the term "Termination Value" of the Leased Property as of any Rent Payment Date means an amount determined by multiplying the Project Costs by the percentage set forth opposite such Rent Payment Date on the schedule of Termination Values appearing in Exhibit D. An "Event of Loss" shall be deemed to have occurred if either (a) with respect to a Casualty, the Costs To Repair is equal to or greater than sixty-six and two-thirds percent (66 2/3%) of the full replacement cost of the Improvements; or (b) with respect to a Taking, the Taking renders the Leased Property or any substantial portion thereof permanently unfit for its intended use under the Lease. For purposes of determining whether an Event of Loss has occurred, it shall be assumed that the Leased Property or the affected portion had been repaired or restored to the fullest extent reasonably practicable. Either the Owner or the Lessee may declare that the Taking or Casualty constitutes an Event of Loss, provided, however, that the Lessee may deem such Taking or Casualty as an "Event of Loss," regardless of the amount of the Costs To Repair, with respect to a Casualty, and regardless of the effect of the Taking on the utility of the Leased Property, with respect to a Taking, and pay the Owner the Termination Value and the other amounts required to be paid under this Section 16(c). Upon making such determination, the party making such determination shall notify the other party in writing thereof. If Owner determines that such Taking or Casualty constitutes an Event of Loss, it shall notify the Lessee thereof and the Lessee shall have ten (10) days from the date the Owner delivers notice of its determination to initiate a challenge in writing to such determination pursuant to the provisions of Section 16(f) below. If no challenge in writing is made by the Lessee of an Owner's determination of an Event of Loss, such determination shall be binding upon Lessee. If Owner and Lessee determine that such Taking or Casualty does not constitute an Event of Loss (or if Owner's determination of an Event of Loss is not upheld after arbitration pursuant to Section 16(f) hereof), Lessee shall be required to repair, replace and restore the Leased Property as provided in paragraph (d) below.

    (d) If a Taking or Casualty to the Leased Property occurs which does not result in (or is not otherwise deemed to constitute) an Event of Loss and the Lessee elects to repair, replace and restore the Leased Property, it shall, at its sole cost and regardless of whether any amounts constituting a Net Casualty Award or Net Taking Award are made available to Lessee for such purpose, proceed with diligence and promptness to carry out any demolition and to restore, repair, replace and/or rebuild the Leased Property, as nearly as practicable, to a condition and fair market value not less than the condition required to be maintained and fair market value thereof immediately prior to such Taking or Casualty. No repair or restoration work undertaken by Lessee pursuant to this Section shall violate the terms of any Permitted Lien or other restriction, easement, condition or covenant or other matter affecting title to the Leased Property, and shall be undertaken and completed in a good and workmanlike manner and in compliance in all material respects with all Legal Requirements then in effect with respect to the Leased Property. If the Lessee elects to repair, replace and restore the Leased Property, it agrees to submit for approval by Owner all plans, specifications, cost estimates and contracts for the restoration or repair of the loss or damage, provided, however, the Owner shall not unreasonably withhold such approval provided that the utility, fair market value and useful life of the Leased Property after the restoration or repair is not less than the utility, fair market value and useful life of the Leased Property prior to the Taking or Casualty.

    Unless otherwise agreed to by Owner, any Net Casualty Award or Net Taking Award received by Owner will be released in partial monthly disbursements equal to ninety percent (90%) of the value of the work completed (or if the contract is on a cost-plus basis, then monthly advances of ninety percent (90%) of the costs of the work completed if less than the value of the work). The release by Owner of Net Casualty Awards or Net Taking Awards shall be subject to the satisfaction of the following conditions:

        (i) no Default or Event of Default shall have occurred and be continuing hereunder;

        (ii) Owner is in receipt of any architect's certificates, contractor's sworn statements and other evidence of costs, payments and completion as the Owner may require and satisfactory evidence of payment and release of all Liens of contractors, sub-contractors, and materialmen and of any other Person providing work, service or materials in connection with the repair, replacement and restoration of the Leased Premises;

        (iii)    Receipt  by  Owner  of  all  approvals   of  any
municipal or other governmental authorities having jurisdiction over the Leased Premises and all approvals required under any Permitted Liens.

    The final payment shall be released by Owner upon completion of the restoration and repairs provided that the conditions set forth above have been met in full. The Lessee agrees at the Owner's request to provide the Owner with copies of any as-built surveys and as-built plans and specifications of the Leased Property after completion of the restoration and repair of the Leased Property.

    (e) The   Lessee's  obligation   to  pay   Base  Rental   and
Additional Rental shall not abate by reason of a Taking or a Casualty, and this Lease shall continue in full force and effect and Lessee shall continue to perform and fulfill all obligations, covenants and agreements hereunder notwithstanding such Taking or Casualty.

    (f) In the event the Lessee objects to the Owner's determination that a Taking or a Casualty constitutes an Event of Loss and notifies the Owner in writing of its objection, the parties agree in good faith to attempt to resolve the dispute through negotiation and agree to refer the matter to one or more of their respective officers or employees who have the authority to resolve the dispute. If no resolution is reached within ten
(10) days (or such longer period as the parties may mutually determine), then Lessee and Owner shall submit to arbitration before a single arbiter in Morristown, New Jersey, under the Commercial Arbitration Rules of the American Arbitration
Association then in effect. The resulting decision of the arbiter shall be deemed final from which no appeal or review may be taken. All expenses and costs of such arbitration shall be borne by the party not prevailing in the proceeding.

    (g) If a Taking or Casualty occurs while the Construction Loan is outstanding, then notwithstanding the provisions of this
Section 16 to the contrary, the rights of the parties hereto as to the adjustment of claims, the retainage of the proceeds of a Taking or Casualty, the use of such proceeds to repair or restore the Leased Property or to pay the Construction Loan and any other matters pertaining to a Taking or Casualty shall be determined in accordance with the provisions of Section 14 of the Construction Loan Agreement. The exercise by Lender of any right by the Construction Lender to accelerate the Construction Loan in accordance with Section 14 of the Construction Loan Agreement shall be conclusively deemed an "Event of Loss" hereunder which requires the payment of the amounts set forth in Section 16(c) above. If the Construction Lender applies any proceeds of a Taking or a Casualty to pay-down the Construction Loan, the amount of the Project Costs payable by Lessee shall be appropriately reduced hereunder.

    Section 17. Additions and Improvements; Removal. Prior to the Basic Term Commencement Date, Lessee shall cause the development and construction of the Improvements in accordance with the Approved Construction Documents and subject to the terms and conditions of this Lease, the Construction Agency Agreement and the other Transaction Documents. Subject to the requirements of law, Lessee shall have the right (from and after the Basic Term Commencement Date) during the Term of this Lease to make any additions or improvements to the Leased Property to attach fixtures, structures or signs, and to affix any personal property to the Leased Property, so long as (i) the utility, fair market value and useful life of the Leased Property is not thereby reduced, (ii) prior to the construction of any structural improvement, Lessee shall deliver a certificate of an AIA registered architect and a certificate of a registered engineer to the effect that the planned structural improvement will comply with all Legal Requirements, will not adversely affect or interfere with the utility, operation or structural integrity of the then existing Improvements and shall conform to the character and quality of the existing Improvements, (iii) Lessee shall finance such construction with its own funds or through a borrowing unsecured by the Leased Property. Each such improvement (and all fixtures and equipment included as a part thereof) shall be deemed a part of the Leased Property and become part of Owner's property. Lessee may remove, during or at the expiration or other termination of the Term of this Lease, all equipment and personal property placed or installed in or upon the Leased Property after the Basic Term Commencement Date by Lessee or under its authority, other than any equipment or personal property included as a part of the Leased Property title to which, prior to the exercise of Lessee's purchase option or a third party sale, is held by the Owner, provided that Lessee shall repair any damage to the Leased Property resulting from such removal.

    Section 18. Right Of Entry. Representatives of the Owner shall have the right to enter upon the Leased Property (and to review and copy Lessee's records regarding the Leased Property) during reasonable business hours (i) to inspect the same (including, without limitation, the use of photographic and video equipment) or (ii) for any purpose connected with the rights or obligations of the parties under this Lease.

    Section 19.  Assignments and Subleasing.

    (a) By Lessee. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH BELOW, LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF OWNER IN EACH INSTANCE, SUBLEASE OR OTHERWISE RELINQUISH POSSESSION OF THE LEASED PROPERTY OR ANY PART THEREOF, OR ASSIGN, TRANSFER, MORTGAGE OR ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER AND ANY ATTEMPTED SUBLEASE, RELINQUISHMENT, ASSIGNMENT, TRANSFER OR ENCUMBERING BY LESSEE SHALL BE NULL AND VOID. Furthermore, Lessee shall not be permitted to merge, consolidate or sell a substantial portion of its assets (other than inventory in the ordinary course of its business) without Owner's prior written consent in each instance unless each of the following conditions are met in full or waived in writing by Owner (i) the surviving, resulting or acquiring entity expressly assumes in writing all of Lessee's past, current and future obligations and liabilities under this Lease, the form and content of such documentation, including an opinion of counsel, to be satisfactory to Owner in its sole and absolute discretion,
(ii) at the time of such merger, consolidation or sale, no Event of Default shall have occurred and be continuing, (iii) all of the representations of Lessee set forth in Section 12 hereof shall be true and correct with respect to the surviving, resulting or acquiring entity as if made directly by such entity as of the date of the merger, consolidation or sale (except that such entity may be a corporation organized under the laws of a jurisdiction other than the State of New York and may be a partnership, limited liability company or business trust provided that such entity is duly qualified to transact business in the State of New Jersey); and (iv) prior to the consummation of such merger, consolidation or sale, the Owner has received a certificate from one of the so-called "big six" firms of independent certified public accountants (or any of their successors) selected by Lessee and approved by the Owner to the effect that the tangible net worth (as determined in accordance with GAAP consistently applied) of such surviving, resulting or acquiring entity shall be no less than the tangible net worth of Lessee immediately prior to such merger, consolidation or sale; notwithstanding the foregoing, Lessee may freely sublet all or any portion of the Leased Premises at any time after the Basic Lease Term Commencement Date, for all or any portion of the remaining Term, and may assign this Lease or any of its rights hereunder, provided however, (i) that Lessee remains primarily liable hereunder (as a principal and not as a surety), (ii) Lessee certifies in writing to Owner, in advance of such sublease or assignment, that such sublease or assignment does not materially adversely affect the value of the Leased Property, provided that such certification shall not be necessary in the case of any sublease or assignment to any corporation, partnership, limited liability company or business trust controlling, controlled by or under common with Lessee by reason of stock or equity ownership of greater than fifty percent (50%),
(iii) the proposed sublease provides that it terminates no later than the day prior to the Termination Date, (iv) the sublease expressly states that it is subject and subordinate to this Lease, (v) the proposed sublease contains provisions regarding use, lien lifting, maintenance, insurance, casualty and condemnation, additions and improvements, right of entry, environmental matters, repossession after default and further assurances all in favor of the Lessee, as sublessor under the proposed sublease, which are, in the reasonable determination of the Owner, no less favorable to the Lessee, as sublessor, than the corresponding provisions of this Lease are to the Owner, (vi) if the Lessee's Parent is not Investment Grade at any time while the proposed sublease is in effect, the Lessee will execute and deliver any documents and instruments and take any actions reasonably required by Owner to collaterally assign the Lessee's interest in and rights under the sublease to the Owner and, if required by the Lender, to the Lender, and (vii) Lessee notifies the Owner in writing of the sublease and delivers an executed copy thereof to Owner.

    (b) By Owner. This Lease and all Base Rental and Additional Rental (except for the Excepted Rights) due and to become due hereunder is being contemporaneously assigned by Owner to Lender, and Owner is contemporaneously herewith granting a mortgage and a security interest in this Lease, the Base Rental and all Additional Rental (except for the Excepted Rights) due and to become due hereunder to Construction Lender under the Assignment of Leases and Rents. On or prior to the Basic Term Commencement Date, the Construction Lender shall assign such Assignment of Leases and of Rents to the Long-Term Lender, or the Owner and Long-Term Lender may enter into a separate collateral assignment of this Lease, to secure the Long-Term Loan and any and all other obligations of the Owner to the Long-Term Lender. Lessee and
Owner agree that the Base Rental, all Additional Rental (other than the Excepted Rights) and any other amounts payable by Lessee to Owner hereunder (except with respect to the Excepted Rights) shall be paid directly to Lender (on behalf of Owner) or upon its written order until the Loan shall have been paid in full. The Lender may re-assign and/or grant a security interest in any of such rights, obligations, title or interest assigned to such Lender. Lessee agrees to execute the Assignment of Leases and Rents and other documents that may be requested by Owner or the Lender. Lessee acknowledges receipt of an executed counterpart of the Loan Documents and Investor Loan Documents. Any Person to whom any sale, assignment, transfer or grant of security interest is made by Owner is herein called an "Assignee"

    Without limiting  the foregoing or  any of the  provisions of
Section 7 hereof, Lessee further acknowledges and agrees that (i) the rights of the Lender in and to the sums payable by Lessee under any provision of this Lease shall not be subject to any abatement whatsoever and shall not be subject to any defense, set-off, counterclaim or recoupment whatsoever, whether by reason of failure of or defect in Owner's title, or any interruption from whatsoever cause in the use, operation or occupancy of the Leased Property, or any damage to, loss, destruction, reduction or impairment of the Leased Property for any reason whatsoever, or by reason of any other indebtedness or liability, howsoever and whenever arising, of Owner to Lessee or to any other Person or for any cause whatsoever, it being the intent hereof that Lessee shall be unconditionally and absolutely obligated to pay directly to the Lender (on behalf of Owner) all of the Base Rental and all Additional Rental (except the Excepted Rights which remain payable directly to Owner) payable by Lessee hereunder; (ii) Lessee's covenants, representations and warranties in this Lease (including, without limitation, in
Section 12 hereof) shall be deemed to be made to and for the benefit of, the Lender and the LC Issuer as well as Owner; and
(iii) the Lender shall be entitled to the benefit of all covenants and obligations to be performed by Lessee under this Lease, except Lessee's covenants and obligations relating to Excepted Rights. Notwithstanding the assignment to the Lender, Lessee and Owner acknowledge that all obligations of Owner to Lessee under this Lease shall be and remain enforceable by Lessee against, and only against, Owner. Notwithstanding the foregoing, Owner agrees that Lessee's rights under this Lease shall not be subordinate to the rights of any mortgagee or other lender taking security in the Leased Property unless such mortgagee or lender shall agree, with or for the benefit of Lessee, that it shall not disturb Lessee's possession under the Lease and shall respect Lessee's right to purchase the Leased Property under the terms of this Lease, so long as no Event of Default shall have occurred and be continuing under this Lease. If a mortgagee or lender who has taken security in the Leased Property shall succeed to the rights of the Owner under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Owner's rights ("Successor Owner"), the Lessee shall be deemed to have attorned to and recognized such Successor Owner as the lessor under this Lease, and shall promptly execute and deliver any instrument that such Successor Owner may reasonably request to evidence such attornment, provided, however, that the Lessee shall be entitled to receive from such Successor Owner an agreement not to disturb

Lessee's possession under this Lease (so long as no Event of Default shall have occurred and be continuing) as a condition to the execution and delivery of such attornment agreement. Upon such attornment, this Lease shall continue in full force and effect as if it were a direct lease between the Lessee and the Successor Owner, and all of the terms, covenants and conditions of this Lease shall remain applicable after such attornment.

    Upon the payment in full of all indebtedness outstanding under the Loan and the termination of the Lender's security interest in the Leased Property in accordance with the provisions of the Mortgage, the Owner may re-assign, sell or transfer and/or grant a security interest in, this Lease, in whole or in part and/or Leased Property to any Person, and upon notice of such assignment, sale, transfer or grant, Lessee shall comply with the requests and demands of such Person as if such Person was the Lender as provided above provided that such Person shall agree, with or for the benefit of Lessee, that it shall not disturb Lessee's possession under the Lease and shall respect Lessee's right to purchase the Leased Premises under the terms of this Lease, so long as no Event of Default shall have occurred and be continuing under this Lease

    Section 20. Environmental Matters. Lessee hereby represents and warrants to and covenants with Owner, Trust Company, Beneficiary, Kramer, the Construction Lender, the Long-Term Lender, LC Issuer, BFS, Trust Company, and their respective Affiliates, successors, assigns, stockholders, partners, directors, officers, trustees, employees, beneficiaries, attorneys and accountants and any other Person claiming by through or under Owner, its Beneficiary, the Construction Lender, the Long-Term Lender, LC Issuer, BFS, Trust Company or any of their assignees (collectively, "Indemnified Parties") as follows:

    (a) Lessee covenants and agrees that (i) Lessee shall comply and cause each permitted sublessee and assignee to comply with all Environmental Legal Requirements, including, but not limited to, Hazardous Materials Legal Requirements, applicable to the Leased Property or as required by any governmental agency or third party, and (b) Lessee shall take, and cause each permitted sublessee and assignee to take, all remedial action necessary to avoid any liability of Lessee, or any Indemnified Party for, and to avoid the imposition of, or to discharge, any liens on the Leased Property, as a result of, any failure to comply with Environmental Legal Requirements with respect to the Leased Property.

    (b) Without limiting the generality of the foregoing, Lessee agrees that it shall not:
        (i)  release  any  Hazardous Materials  on  or  under  the

Leased  Property   or  fail   to  take   commercially  reasonable
precautions to prevent the release or threat of release of any Hazardous Materials on or under the Leased Property;

        (ii) generate any Hazardous Materials on or under the Leased Property or fail to take commercially reasonable precautions to prevent the generation of Hazardous Materials on or under, or the migration of Hazardous Materials to, the Leased Property;

        (iii)    except  in  compliance  with  all  Environmental
Legal Requirements, store or utilize, or permit any Hazardous Materials to be stored or utilized on the Leased Property provided, however, that the materials listed in Schedule II attached may be used on or about the Lease Property and stored on the Leased Property in the quantities listed in such Schedule provided that all Environmental Legal Requirements are complied with in connection with such use or storage;

        (iv) dispose of or permit any Hazardous Materials to be disposed of on the Leased Property except in compliance with all Environmental Legal Requirements; and

        (v) use, or allow the Leased Property to be used, in a manner which does not comply with all Environmental Legal
Requirements.

    (c) Lessee shall provide Owner with prompt written notice, but in no event later than ten (10) Business Days after obtaining any actual knowledge or actual notice thereof, of any of the following conditions: (i) the presence, or any release or threat of release, of any Hazardous Materials on, under or from the Leased Property, whether or not caused by any of the Indemnified Parties; (ii) any Environmental Enforcement Action instituted or threatened in writing; or (iii) any condition or occurrence on the Leased Property that constitutes a violation of any of the Environmental Legal Requirements.

    (d) Upon Lessee obtaining knowledge or notice of: (i) the violation of any Environmental Legal Requirement related to the Leased Property, or (ii) the presence, or any release or any threat of release, of any Hazardous Materials on, under, or from the Leased Property, which is lawfully claimed by any governmental agency or third party to violate any other Environmental Legal Requirement, or any combination thereof, Lessee shall immediately take all reasonable actions to cure or eliminate any such violation of any such Environmental Legal Requirement and, where applicable, to arrange for the assessment, monitoring, clean-up, containment, removal, remediation, or restoration of the Leased Property as are required pursuant to any Hazardous Materials Legal Requirements or by any governmental authority.

    (e) Owner shall have the right (but not the obligation) to require Lessee, at its own cost and expense, to obtain a professional environmental assessment of the Leased Property in accordance with Owner's requirements and sufficient in scope to determine compliance with Hazardous Materials Legal Requirements upon the occurrence of any one or more of the following events:
(i) an Event of Default hereunder; or (ii) upon receipt of any notice of any of the conditions specified in Section 20(c) hereof unless Lessee complies with the remedial actions required pursuant to Section 20(d) or (iii) upon any return of the Leased Property in accordance with Section 34(d) hereof.

    (f) Owner may exercise its rights and remedies under all of this paragraph (f) only upon and following the existence of one or more of the following events or conditions: (i) an Event of Default has occurred and is continuing; (ii) an Indemnified Party, or an affiliate thereof, or any nominee or designee of an Indemnified Party or an affiliate thereof has taken possession of all or some portion of the Leased Property based upon an Event of Default; (iii) an Indemnified Party, or an affiliate thereof or any nominee or designee of an Indemnified Party or an affiliate thereof, has commenced foreclosure proceedings or has acquired title to all or some portion of the Leased Property by virtue of foreclosure or deed in lieu of foreclosure; or (iv) a claim has been asserted against an Indemnified Party for which indemnification is provided herein, but Lessee has not undertaken or is not continuing to pursue, after having undertaken, commercially reasonable efforts to remediate, defend and otherwise indemnify any such Indemnified Party. In any of such events, the Owner shall have the right, but not the obligation, through such representatives or independent contractors as it may designate, to enter upon the Leased Property and to expend funds to:

        (A) cause one or more environmental assessments of the Leased Property to be undertaken, if Owner in its sole discretion determines that such assessment is appropriate. Such environmental assessments shall be reasonable in scope considering the history and use of the Leased Property and the data available from prior reports, provided, however, the foregoing shall not limit or restrict the reasonable discretion of the Owner's engineers and consultants in formulating the exact parameters of any such site assessment and such site assessment may include, without limitation,
    (i) detailed visual inspections of the Leased Property, including without limitation all storage areas, storage tanks, drains, drywells and leaching areas; (ii) the taking of soils and surface and sub-surface water samples; (iii) the performance of soils and ground water analysis; and (iv) the performance of such other investigations or analysis as are necessary or appropriate and consistent with sound professional environmental engineering practice in order for Owner to obtain a complete assessment of the compliance of the Leased Property and the use thereof with all Environmental Legal Requirements and to make a determination as to whether or not there is any risk of contamination (x) to the Leased Property resulting from Hazardous Materials originating on, under, or from any surrounding property or
    (y) to any surrounding property resulting from Hazardous Materials originating on, under, or from the Leased Property;

        (B)  cure any breach of  the representations,  warranties,
    covenants  and   conditions made  by or  imposed upon  Lessee
    under this Lease including without limitation any violation by Lessee, or by the Leased Property, of any of the Environmental Legal Requirements;

        (C) take all actions as are necessary to (i) prevent the migration of Hazardous Materials on, under, or from the Leased Property to any other property; or (ii) prevent the migration of any Hazardous Materials on, under, or from any other property to the Leased Property;

        (D)  comply  with,  settle,  or   otherwise  satisfy   any
    Environmental Enforcement Action as the same relates to the Leased Property including, but not limited to, the payment of any funds or penalties imposed by any governmental authority and the payment of all amounts required to remove any lien or threat of lien on or affecting the Leased Property; and

        (E)  comply  with,   settle,  or   otherwise  satisfy  any
    Environmental  Legal  Requirement  and  correct  or  abate in
    accordance   with   all   applicable    Environmental   Legal
    Requirements   any  environmental  condition   on,  or  which
    threatens, the Property and which could cause damage or injury to the Property or to any person.

    (g) Any amounts reasonably paid or advanced by Owner and all reasonable costs and expenditures incurred in connection with any action taken pursuant to the terms of this Section 20, including but not limited to environmental consultants' and experts' fees and expenses, attorneys' fees and expenses, court costs and all costs of assessment, monitoring, clean-up, containment, remediation, removal and restoration, with interest thereon at the then effective rate applicable under Section 25 hereof shall be a demand obligation of Lessee to the Owner if not paid within ten (10) days after notice, and, to the extent not prohibited by law, and shall be deemed to be Additional Rental hereunder.

    (h) The exercise by Owner of any one or more of the rights and remedies set forth in this Section 20 shall not operate or be deemed to place upon Owner any responsibility for the operation, control, care, service, management, maintenance or repair of the Leased Property.

    (i) Without limiting the generality of the other provisions of this Section 20, any partial exercise by Owner of any one or more of the rights and remedies set forth in this Section 20 including, without limitation, any partial undertaking on the part of Owner to cure any failure by any of Lessee, or of the Leased Property, or any other occupant, prior occupant or prior owner thereof, to comply with any of the Hazardous Materials Legal Requirements shall not obligate the Owner to complete such actions taken or require Owner to expend further sums to cure such non-compliance.

    Section 21. Environmental Indemnity. Lessee hereby agrees that it shall at its sole cost and expense indemnify, defend, exonerate, protect and save harmless each Indemnified Party on an after-tax basis against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or nature whatsoever, including, without limitation, attorneys' and experts' fees and disbursements, which may at any time be imposed upon, incurred by, or asserted or awarded against Owner or an Indemnified Party and arising from or out of any of the following, or any claims alleging any of the following:

    (a) Any Hazardous Materials on, in, under, or which emanated from, all or any portion of the Leased Property, or which may hereafter be on, in, under or emanate from, all or any portion of the Leased Property whenever discovered;

    (b) The  violation   of   any   Hazardous   Materials   Legal
Requirements by Lessee, or with respect to the Leased Property, existing on or before the date hereof or which may so exist in the future, whenever discovered;

    (c) The violation of  any Environmental Legal Requirement  by
Lessee, or with respect   to the Property, existing on  or before
the date hereof or which may so exist in the future, whenever discovered;

    (d) Any material breach of warranty or representation made under or pursuant to Section 20 hereof;

    (e) Any Environmental Enforcement Action with respect  to the
Leased Property, whenever asserted; and

    (f) The enforcement of this Section 21 or the assertion by Lessee of any defense to the obligations of Lessee hereunder, which is not sustained by a final order of a court of competent jurisdiction which is not subject to further appeal, whether any of such matters arise before, during or after the Term of this Lease or the taking of possession of all or any portion of the Leased Property by the Owner, and specifically including therein, without limitation, the following which are incurred following an Event of Default: (i) costs incurred for any of the matters set forth in Section 20 of this Agreement; and (ii) costs and expenses incurred in ascertaining the existence or extent of any asserted violation of any Environmental Legal Requirements relating to the Leased Property and any remedial action taken on account thereof including, without limitation, the costs, fees and expenses of engineers, geologists, chemists, other scientists, attorneys, surveyors, and other professionals, or testing and analyses performed in connection therewith.

    (g) The obligations of Lessee under this Section 21 are not subject to any limitation as to amount. Nothing herein shall limit the right of an Indemnified Party to obtain injunctive relief or to pursue equitable remedies under this Section 21. The provisions of this Section 21, and the obligations of Lessee under this Section 21, shall apply from the Closing Date (notwithstanding the failure of Lessee to satisfy any condition set forth in Section 4(a) hereof), and shall survive and continue in full force and effect, notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term, and are expressly made for the benefit of, and shall be enforceable by, each Indemnified Party, provided, however, that notwithstanding the foregoing, the Lessee shall not have any indemnification obligations to the Indemnified Parties for a violation of any Hazardous Materials Legal Requirements or Environmental Legal Requirements or for any Environmental Enforcement Actions attributable solely to any facts or circumstances arising after possession of the Leased Property has been returned to Owner, the Termination Date has occurred and the Owner has relet or sold the Leased Property.

    Section 22. Indemnification and Hold Harmless Agreement. To the fullest extent not prohibited by applicable law, Lessee hereby agrees to indemnify and hold harmless each Indemnified Party, on an after-tax basis from and against any and all losses, damages, injuries, costs or expenses (including reasonable attorneys' fees and expenses) and from and against any and all suits, demands, claims, actions or other proceedings whatsoever, brought by any entity or person whatsoever (except suits brought by Lessee against an Indemnified Party in which Lessee is the prevailing party) and arising or allegedly arising from (i) this Lease or the Transaction Documents; (ii) any transaction contemplated hereby or thereby; (iii) the acquisition, financing, construction, installation, ownership, lease and operation of the Leased Property (including patent or latent defects in the Land or Improvements, whether or not discoverable by Lessee or any Indemnified Party), including, without limitation, any suit, demand, claim or action arising under the Loan Documents by reason of Lessee being in default or failing to otherwise perform thereunder, hereunder or under the Construction Agency Agreement or under any other Transaction Document; (iv) the defense of any suit, demand, claim, action or other proceeding brought against such Indemnified Party in connection with the foregoing; (v) the enforcement of any provision of this Lease; (vi) damage, injury or death to any Person or damage to the property of any Person, due to any defect in the Land or Improvements, or any act or omission of any person including the defense of any suit, demand, claim, action or other proceeding brought against such Indemnified Party in connection with such damage or injury; (vii) any claims based upon absolute or strict liability in tort or claims based upon patent, trademark, tradename or copyright infringement; and (viii) any action taken in good faith by such Indemnified Party in connection with this Lease or the Leased Property; except that, as to any Indemnified Party, the foregoing indemnities shall not apply to the following:

                 (i) losses, damages, injuries, costs or expenses solely and directly caused by the gross negligence or willful misconduct of such Indemnified Party;

                 (ii) losses, damages, injuries, costs or expenses solely and directly caused by the mishandling or misapplication by any Indemnified Party of payments made by the Lessee hereunder if such payments are made to such Indemnified Party in accordance with the Transaction Documents;

                 (iii)   the inaccuracy in  any material  respect
        of  any   representation   or  warranty   made  by   such
        Indemnified Party in any of the Transaction Documents;

                 (iv)    the  creation or  existence of  an Owner
        Lien attributable to such Indemnified Party;

                 (v) if such Indemnified Party is the Owner, Lender, or the Beneficiary, the voluntary disposition of the Leased Property or the Lease, other than in connection with (A) a voluntary disposition permitted after the occurrence of an Event of Default, (B) an Owner Conveyance, (C) the voluntary assignment by the Beneficiary of its ownership interest under the Trust Agreement, or (D) a subsequent transfer by the Lender or any nominee, designee or affiliate thereof if such entity purchases the Leased Property at a foreclosure sale or accepts a deed-in-lieu of foreclosure of the Leased Property;

                 (vi) any other matters expressly excluded from any other indemnity provisions contained in the Transaction Documents pursuant to which the Lessee has agreed to indemnify any Indemnified Party; and

                 (vii) acts or events that occur after the Indemnification Period.

    Lessee shall give each Indemnified Party prompt notice of any occurrence, event or condition known to Lessee as a consequence of which any Indemnified Party may be entitled to indemnification hereunder. Lessee shall forthwith upon demand of any such Indemnified Party reimburse such Indemnified Party for amounts expended by it in connection with any of the foregoing or pay such amounts directly. Lessee shall be subrogated to an Indemnified Party's rights in any matter with respect to which Lessee has actually reimbursed such Indemnified Party for amounts expended by it or has actually paid such amounts directly pursuant to this Section 22. In case any action, suit or proceeding is brought against any Indemnified Party in connection with any claim indemnified against hereunder, such Indemnified Party will, promptly after receipt of notice of the commencement of such action, suit or proceeding, notify Lessee thereof, enclosing a copy of all papers served upon such Indemnified Party, but failure to give such notice or to enclose such papers shall not relieve Lessee from any liability hereunder. Lessee may, and upon such Indemnified Party's request will, at Lessee's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Lessee and reasonably satisfactory to such Indemnified Party and in the event of any failure by Lessee to do so, Lessee shall pay all costs and expenses (including, without limitation, attorney's fees and expenses) incurred by such Indemnified Party in connection with such action, suit or proceeding. The provisions of this Section 22, and the obligations of Lessee under this
Section 22, shall apply from the Closing Date (notwithstanding the failure of Lessee to satisfy any condition set forth in
Section 4(a) hereof), and shall survive and continue in full force and effect, notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term, and are expressly made for the benefit of, and shall be enforceable by, each Indemnified Party. The foregoing obligation of Lessee to indemnify the Indemnified Parties as aforesaid shall not operate as a limitation or waiver of any rights that Lessee may have (whether directly, by assignment, by subrogation or otherwise) against either the LC Issuer or Owner arising by reason of the occurrence of an Event of Default described in Section 23(i) hereof.

    Section  23.   Events  of  Default  by Lessee.    Any of  the
following events  shall constitute  Events of Default  under this
Lease:

    (a) Lessee shall fail to make any payment of Base Rental within ten (10) days after the same is due and payable or fails to make any payment of Additional Rent when the same becomes due and payable and such failure continues for thirty (30) days after written notice thereof is given to Lessee; or

    (b) Lessee shall fail to pay the  Termination Value, Purchase
Price or End of Term Adjustment, as applicable, when the same becomes due and payable; or

    (c) Lessee shall fail to observe or perform any of its covenants or agreements set forth in Sections 4(b), 4(c), 15, 16(c), 19, 29, 30, 31, 32 or 34 of this Lease or shall fail to obtain any of the Listed Permits and such failure to obtain any of the Listed Permits materially delays the commencement, continuation or completion of the development or construction of the Improvements; or

    (d) Lessee shall fail to perform or observe any other covenant, condition, or agreement to be performed or observed by it under this Lease and such failure shall continue unremedied, for thirty (30) days after written notice to Lessee specifying such failure and demanding the same to be remedied, provided, however, that no Event of Default shall be deemed to have occurred with respect to breach of any covenant, condition or agreement that cannot be remedied, with the exercise of reasonable diligence on Lessee's part, within such thirty (30) day period, if Lessee commences cure of such failure within such thirty (30) day period and diligently pursues such cure to completion, provided further, however, that the period given to the Lessee to remedy such failure should not exceed a total of ninety (90) days from the initial notice of default is given to Lessee, provided further still, that if such failure relates to a failure to comply with Environmental Legal Requirements, such ninety (90) day period may be extended to such longer period as may be reasonably necessary to remedy such failure; or

    (e) Lessee or Lessee's Parent shall be in default (i) under any of the Construction Loan Documents, Long-Term Loan Documents, Investor Loan Documents, the Construction Agency Agreement, any other Transaction Document or any lease, loan agreement or other agreement, instrument or document heretofore, now or hereafter entered into between Lessee and Owner, or between Lessee and any parent, subsidiary or affiliate of Owner, or between Lessee and Lender, or between Lessee and LC Issuer, or between Lessee's Parent and Owner or between Lessee's Parent and Lender or between Lessee's Parent and LC Issuer or (ii) under any promissory note or guarantee heretofore, now or hereafter executed by Lessee or Lessee's Parent and delivered to any party referred to in clause
(i) above evidencing or guaranteeing a loan made by any such party to Lessee, Lessee's Parent or Owner; or any obligation of Lessee or Lessee's Parent, to any Person (other than Owner, or any parent, subsidiary or affiliate of Owner) in excess of $2 million relating to the payment of borrowed money or the payment of rent or hire under any lease agreement, shall be declared to be due and payable or otherwise accelerated prior to the maturity thereof by reason of a default in payment or performance by Lessee or Lessee's Parent (excluding any such default which is being contested in good faith by Lessee or Lessee's Parent by appropriate proceedings and the liability for which has not been reduced to judgment); or an attachment or other Lien shall be filed or levied against a substantial part of the property of Lessee or Lessee's Parent (taken in aggregate), and such judgment shall continue unstayed and in effect, or such attachment or Lien shall continue undischarged or unbonded, for a period of thirty
(30) days; or

    (f) Lessee or Lessee's Parent shall become insolvent or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for Lessee or Lessee's Parent or for a substantial part of its property without its consent and shall not be dismissed for a period of sixty (60) days; or any petition for the relief, reorganization or arrangement of Lessee or Lessee's Parent, or any other petition in bankruptcy or for the liquidation, insolvency or dissolution of Lessee or Lessee's Parent, shall be filed by or against Lessee or Lessee's Parent and, if filed against Lessee or Lessee's Parent, shall be consented to or be pending and not be dismissed for a period of sixty (60) days, or an order for relief under any bankruptcy or insolvency law shall be entered by any court or governmental authority of competent jurisdiction with respect to Lessee or Lessee's Parent; or any execution or writ or process shall be issued under any action or proceeding against Lessee or Lessee's Parent whereby any of the Leased Property may be taken or restrained (other than a Taking); or Lessee's or Lessee's Parent's corporate existence shall cease; or Lessee or Lessee's

Parent shall (whether in one transaction or a series of transactions) without Owner's prior written consent, sell, transfer or dispose of, or pledge or otherwise encumber, all or substantially all of its assets or property, or consolidate or merge with any other entity (except as otherwise permitted under Section 19(a) hereof), or become the subject of, or engage in, a leveraged buy-out or any other form of corporate reorganization;

    (g) any representation, warranty, statement or certification made by Lessee under this Lease or in any document or certificate furnished to Owner or any Assignee in connection herewith or pursuant hereto, shall prove to be untrue or incorrect in any material respect when made, or shall be breached;

    (h) a default or an Event of Default shall have occurred under the Lease Guaranty; or

     (i) (A) the Lender shall be unable to make a draw request under any outstanding Letter of Credit because it has deemed that the conditions in such Letter of Credit for a drawing thereunder not to have been met or (B) a Draw Conditions Failure shall have occurred and, in the case of either (A) or (B), the Lessee shall not have previously delivered a Nonreturn Option Notice pursuant to Section 30(d) hereof or shall not have issued, or shall not be deemed to have issued a Special Nonreturn Option Notice pursuant to Section 4(c) hereof.

    Section 24. Remedies Upon Default. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Owner may exercise one or more of the following remedies:

        (a) The Owner may take action at law or in equity to collect any payments then due or thereafter to become due under this Lease, or to enforce performance and observance of any term, covenant or condition of this Lease applicable to Lessee.

    (b) The Owner may, in addition to or in lieu of taking such action at law or in equity as it may otherwise be entitled to, terminate the leasehold estate created hereby by giving Lessee not less than forty-five (45) days' prior written notice of the date Owner elects to make such termination effective (such notice period is referred to as the "Standstill Period") and, subject to the Lessee's rights under Section 24(e) below, the Owner may upon or after the completion of the Standstill Period repossess the Leased Property without further notice, either by summary proceeding or other suitable action either at law or in equity or otherwise, and without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used to demand, sue for or collect arrears of Base

Rental and Additional Rental and any other accrued obligations of Lessee under this Lease, and Lessee hereby waives all statutory rights (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived), provided, however, that if the Basic Lease Term or Extension Lease Term then in effect would otherwise expire during said Standstill Period, such Basic Lease Term or Extension Lease Term shall be extended to the end of the Standstill Period and Lessee shall be liable for the payment of all Basic Rent and Additional Rent during such extended rental period. In calculating the amount of any deficiency for which Lessee shall be liable hereunder, there shall be included, in addition to Base Rental and Additional Rental, the value of all other considerations agreed to be paid or performed by Lessee under this Lease. In calculating the amounts to be paid by Lessee pursuant to the foregoing sentence, there shall also be included all of the Owner's reasonable expenses in connection with any sale or reletting of the Leased Property, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Leased Property for such sale or reletting, it being agreed by Lessee that the Owner may, but shall not be obligated to, (A) relet the Leased Property or any other portion thereof for a term or terms which may at the Owner's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Interim Lease Term, the Basic Lease Term or an Extension Lease Term then in effect and may grant such concessions and free rent as the Owner in its reasonable judgment considers advisable or necessary to relet the same, (B) make such alterations, repairs and decorations in or to the Leased Property as the Owner in its reasonable judgment considers advisable or necessary to sell or relet the same, or
(C) keep the Leased Property vacant. No action of the Owner in accordance with the foregoing or failure to sell or relet or to collect rent upon reletting shall operate or be construed to release or reduce Lessee's liability hereunder except (i) that a sale of the Leased Property not subject to this Lease shall terminate any further accruals of rent hereunder and Owner's only remedy in respect of such rentals shall be pursuant to Section 24(c) below. Upon the occurrence and during the continuation of an Event of Default, the Owner shall also be entitled to foreclose upon any fixtures, furniture or equipment or other personalty which is part of the Leased Property pursuant to the Uniform Commercial Code of New Jersey.

    (c) Whether or not Owner shall have exercised, or shall thereafter at any time exercise, any of its rights under subsection (a) or (b) above with respect to the Leased Property (but subject to Lessee's rights set forth in Section 24(e) hereof), Owner, by written notice to Lessee specifying a payment date, may demand that Lessee pay to Owner, and Lessee shall pay to Owner, on the payment date specified in such notice ("Liquidated Damage Payment Date") which shall not be earlier than the end of the Standstill Period and shall not be later than the end of the then applicable Interim Lease Term, Basic Lease Term or Extension Lease Term (if the Standstill Period expires after the applicable Interim Lease Term, Basic Lease Term or Extension Lease Term, the Liquidated Damage Payment Date shall be the first Business Day after the last day of the Standstill Period), as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Base Rental due for the Leased Property for any Rental Period commencing after the Liquidated Damage Payment Date and in lieu of the exercise by Owner of its remedies under subsection (b) above in the case of a reletting of the
Leased Property or with respect to a sale of the Leased Property), the sum of (i) all unpaid Base Rental payable for all Rental Periods through the Liquidated Damage Payment Date specified in such notice, plus (ii) all unpaid Additional Rental due with respect to such Leased Property as of the Liquidated Damage Payment Date, plus (iii) an amount equal to the Termination Value of such Leased Property computed as of the Rent Payment Date coincident with or next preceding the Liquidated Damage Payment Date, or if the Liquidated Damage Payment Date occurs prior to the Basic Term Commencement Date, an amount equal to one hundred percent (100%) of all Project Costs incurred as of the later of (A) Liquidated Damage Payment Date or (B) the date of payment, plus, to the extent such amounts have not been included in Project Costs, all interest, cost, fees, reimbursements and all other amounts due and payable either to Owner or Lender under the Transaction Documents and which are incurred prior to the date of payment, and, on payment of such amounts, Owner shall convey the Leased Property to Lessee as an Owner's Conveyance as provided in Section 32 below.

    (d) Subject to Lessee's rights under Section 24(e) below, Owner may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease. The remedies herein conferred upon and reserved to the Owner are not intended to be exclusive of any other available remedy or remedies which the Owner may have at law or in equity, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Owner to exercise any remedy reserved to it in this Section, it shall not be necessary to give any notice, other than such notice as may be required in this Section.

    In  addition,  Lessee  shall be  liable  for  all  costs  and expenses, including without limiting the generality of the foregoing, reasonable attorney's fees, incurred by Owner or any Assignee by reason of the occurrence of any Event of Default or the exercise of Owner's remedies with respect thereto, including all costs and expenses incurred in connection with the surrender of the Leased Property in accordance with Section 33 hereof or in placing the Leased Property in the condition required by said Section. No express or implied waiver by Owner of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Owner to sell, lease or otherwise use the Leased Property in mitigation of Owner's damages as set forth in this Section 24 or which may otherwise limit or modify any of Owner's rights and remedies in this Section 24.

    Notwithstanding any provision contained in this Lease to the contrary, any and all remedies available to Owner upon the occurrence of an Event of Default shall survive the termination of this Lease.

    (e) If the Owner notifies the Lessee that it elects to repossess the Leased Property pursuant to Section 24(b) hereof or to rescind the Lease pursuant to Section 24(d) hereof, the Lessee shall be entitled to require the Owner to exercise the remedies set forth in Section 24(c) hereof in lieu of repossessing the Leased Property or in lieu of rescinding the Lease by delivering to the Owner at any time during the Standstill Period written notice of its election to have the Owner exercise its remedies under Section 24(c). Unless the Owner specifies another date as the Liquidated Damage Payment Date pursuant to the notice required under Section 24(c) hereof, the Liquidated Damage Payment Date shall be the first Business Day after the last day of the Standstill Period. If no notice of such election by Lessee is received by Owner within the Standstill Period, the Owner may pursue the remedies set forth in Section 24(b) or
Section 24(d) hereof.

    Section 25. Owner's Right to Perform for Lessee. If Lessee fails to make any payment of Additional Rental required to be made by it hereunder or fails to obtain the insurance required by
Section 16 hereof or to otherwise perform or comply with any of its material agreements contained herein, Owner may (but shall not be required) itself, after notice to Lessee, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of

Owner incurred in connection with such payment or the performance of or compliance with such agreement, together with interest on all such amounts calculated at a per annum rate equal to the rate equal to the Default Rate applicable under the Loan shall be due and payable by Lessee upon demand by Owner; provided, however, that no such payment, performance or compliance by Owner shall be deemed to cure or waive any Event of Default hereunder.

    Section 26.   Expenses.  Lessee  agrees, whether  or not  the
transactions contemplated by this Lease are consummated, but solely to the extent such are incurred in connection with the transactions contemplated under the Transaction Documents (i) to pay the fees and expenses of the Trust Company (and any successors or co-trustees) for ordinary or extraordinary services as trustee under the Trust Agreement, including, without limitation, the reasonable fees and expenses of its counsel, (ii) all fees and expenses of the Owner, Beneficiary, Construction Lender, the Long-Term Lender, LC Issuer (except that no fees shall be payable by the Lessee or any other party to the LC Issuer for the issuance of the Letter of Credit) and BFS including, without limitation, the reasonable fees and expenses of their respective counsel and (iii) to pay to or reimburse Owner, Beneficiary, Construction Lender, Long-Term Lender, LC Issuer and BFS for (A) the payment of lien searches, filing and transfer fees, and taxes, fees and expenses relating to the titling and registration of and recording of this Lease or any mortgage, collateral, assignment of leases and rents, UCC financing statements and any other security documents with respect to the Leased Property incurred by or on behalf of Owner, Construction Lender, Long-Term Lender and LC Issuer, (B) appraisal fees, engineering fees, environmental assessments, title insurance fees, survey costs and (C) all other fees and expenses which the Owner is obligated to pay in connection with the negotiation and documentation of, and consummation of the transactions contemplated by, and the ongoing performance of the various parties under this Lease, the Construction Loan Documents, the Long-Term Loan Documents, the Investor Loan Documents, the Construction Agency Agreement, the Transaction Documents, and any other instruments and documents related to the transaction described in this Lease and said other documents, including, without limiting the generality of the foregoing, the organization and qualification of the Owner. The obligation of Lessee to pay all such fees, expenses and other amounts shall survive the termination of this Lease for any reason.

    Section 27. Further Assurances. Further Assurances . Lessee will promptly and duly execute and deliver to Owner and any Assignee of Owner such other documents and assurances, including, without limitation, such amendments to this Lease as may be reasonably required by Owner and by any Assignee of Owner, and Uniform Commercial Code financing statements and continuation statements, and will take such further action as Owner or any Assignee of Owner may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Owner and of any Assignee of Owner and their respective rights, title and interests in and to the Leased Property or portions thereof.

    Owner, at Lessee's sole cost and expense, will promptly and duly execute and deliver to Lessee and any permitted assignee of Lessee such other documents and assurances, including, without limitation, such amendments to this Lease as may be reasonably required by Lessee and by any permitted assignee of Lessee, and will take such further action as Lessee or any permitted assignee of Lessee may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessee and of any permitted assignee of Lessee and their respective rights, title and interests in and to the Leased Property or portions thereof.

    Section 28. Notices. All notices provided for or required under the terms and provisions hereof shall be in writing, and any such notice shall be deemed given (a) when personally delivered, (b) when deposited in the United States mails, with proper postage prepaid, for first class certified mail, return receipt requested, or (c) when delivered by an overnight courier service, addressed (i) if to Owner or Lessee, at their respective addresses as set forth below or at such other address as either of them shall, from time to time, designate in writing to the other, and (ii) if to any Assignee, to the address of such Assignee as such Assignee shall designate in writing to Owner and Lessee.

    If to Owner:

    First Fidelity Bank, National Association, trustee
    c/o First Fidelity Bank
    10 State House Square
    Hartford, Connecticut  06103
    Attn:  W. Jeffrey Kramer

    With a copy to:

    James G. Scantling, Esq.
    Bingham, Dana & Gould
    100 Pearl Street
    Hartford, Connecticut  06103-4507

    If to Lessee:

    Tiffany and Company
    727 Fifth Avenue
    New York, NY  10022
    Attn: General Counsel

    With a copy to:

    Tiffany and Company
    5 Sylvan Way
    Parsippany, New Jersey  07054
    Attn:  Assistant Treasurer

    Copies of any notices sent either to Owner or Lessee shall be delivered to each Assignee and to the LC Issuer. Notices sent to the LC Issuer shall be sent to the address set forth below:

    BOT Financial Corporation
    125 Summer Street
    Boston, Massachusetts  02110
    Attn: Senior Vice President-Administration

    Section  29.   Lessee's Extension  Lease  Options and  End of
Term Purchase Options.

    (a) If (i) if no Default and no Event of Default shall have occurred and be continuing; and (ii) this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option upon written notice to Owner, as hereinafter provided, to enter into the Basic Lease Term if all of the conditions set forth in
Section 4(a) hereof have been met and Owner is not entitled to terminate the leasehold estate pursuant to Section 4(c) hereof at the expiration of the Interim Lease Term and after the Basic Lease Term Expiration Date, to extend this Lease annually for up to nine consecutive Extension Lease Terms of one (1) year each. The Lessee shall be conclusively deemed to have elected to enter into the Basic Lease Term unless Lessee shall give written notice to Owner on or prior to January 31, 1996 that Lessee will not enter into the Basic Lease Term. The first Extension Lease Term will commence on the day immediately following the Basic Lease Term Expiration Date, and each succeeding Extension Lease Term will commence on the day immediately following the last day of the immediately preceding Extension Lease Term. All of the provisions of this Lease shall be applicable during each Extension Lease Term. Except during the ninth (9th) Extension Lease Term, this Lease shall be deemed automatically extended for the succeeding Extension Lease Term without the necessity of any notice or the taking of any other action unless Lessee shall give written notice to Owner that Lessee does not elect to extend the

Lease for the next succeeding Extension Lease Term at least three hundred and sixty-five (365) days prior to the last day of the then current Term. Unless Lessee has exercised its purchase option under Section 4(c) or Section 29(b) hereof or Lessee has delivered to Owner a Nonreturn Option Notice or has issued or is deemed to have issued a Special Nonreturn Option Notice, in the event Lessee elects not to enter into the Basic Lease Term or to exercise said extension option the Leased Property shall be returned to Owner in accordance with the provisions of Section 34 hereof, in which case the provisions of Section 31(b) hereof shall apply(unless delivered to a bidder in accordance with
Section 30(b)  hereof, in  which case  the provisions  of Section
31(a) shall apply). If the Leased Property has not been so returned or delivered to Owner on the last day of the then effective Interim Lease Term, Basic Lease Term or Extension Lease Term, as the case may be, Lessee shall pay Base Rental and Additional Rental payable as provided in Section 34(f) hereof. If Lessee elects not to enter into the Basic Lease Term or has not renewed this Lease for an Extension Lease Term as provided above, then during the period from February 1, 1996 to the end of the Interim Lease Term and during the three hundred sixty-five
(365)-day period preceding the date on which the then effective Basic Lease Term or Extension Lease Term, as the case may be, shall terminate or expire, Owner may, subject to all applicable governmental laws, rules and regulations, place signs in locations on the grounds in front of the Leased Property advertising that the same will be available for rent or purchase.

    (b) If (i) no Default and no Event of Default shall have occurred and be continuing which, in the reasonable opinion of the Owner, materially and adversely affects the ability of the Lessee to effect a purchase of the Leased Property under this Lease, and (ii) this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, upon written notice to Owner, as hereinafter provided, to purchase Owner's interest in the Leased Property in accordance with Section 32 hereof, on the then applicable Termination Date, for an amount equal to the Purchase Price applicable to the Interim Lease Term, Basic Lease Term or Extension Lease Term thereof then ending (i.e., the Termination Date), plus, in the event that Lessee exercises its purchase option hereunder prior to the end of the Maximum Term, the Reinvestment Premium, if any. To exercise said purchase option, Lessee shall give written notice to Owner to such effect at least three hundred sixty-five (365) days prior to the expiration of the then current Term. If Lessee gives written notice of its exercise of its right to purchase to Owner, such notice shall constitute a binding obligation of Lessee to purchase the Leased Property and to pay Owner the Purchase Price and, if applicable, the Reinvestment Premium on the Termination Date. Notwithstanding the provisions of Section 19 above, Lessee may freely assign its option to purchase to any third party.

    Section 30.  Third Party Sale of Leased Property.

    (a) Remarketing Obligations. If Lessee does not exercise either its option to to enter into the Basic Lease Term or renew this Lease or its option to purchase the Leased Property and regardless of whether the Lessee has delivered a Nonreturn Option Notice, then Lessee shall have the obligation during the final three hundred sixty-five (365) days of the then current Term (the "Remarketing Period"), to use such commercially reasonable efforts as would be made by a self- interested property owner in the area to actively market commercial property to obtain bona fide bids for the Leased Property from prospective purchasers who are financially capable of purchasing the Leased Property for cash on an as-is, where-is basis, without recourse or warranty on the terms and conditions set forth in Section 32 hereof applicable to Owner Conveyances. The Lessee shall be responsible for hiring brokers who shall be reasonably acceptable to Owner and promptly upon Owner's request, shall permit inspection of the Leased Property and any maintenance records relating to the Leased Property by Owner, Assignee or any potential purchasers, and shall otherwise do all things necessary to sell and deliver possession of the Leased Property to any purchaser. All such marketing of the Leased Property shall be at Lessee's sole expense. The Lessee shall allow the Owner and any potential purchaser access to the Leased Property for purposes of showing the same. All bids received by Lessee prior to the end of the Basic Lease Term, or Extension Lease Term if applicable, shall be immediately certified to Owner in writing, setting forth the amount of such bid and the name and address of the person or entity submitting such bid. Notwithstanding the foregoing, Owner shall have the right, but not the obligation, to seek bids for the Leased Property during the Remarketing Period.

    (b) Delivery of Leased Property to Third Party Buyer. Not later than the Termination Date, Lessee shall deliver the Leased Property to the bidder, if any, who shall have submitted such highest bid during the Remarketing Period, and Owner shall simultaneously therewith sell (or cause to be sold), its ownership in such Leased Property to such bidder, provided, that Owner shall not be obligated to sell the Leased Property if either (x) all of the conditions set forth in Sections 29(b), 32 and 33 have not been complied with on or before such Termination Date or (y) the Net Proceeds of Sale of the Leased Property would be less than the Maximum Owner Risk Amount applicable as of the Termination Date; and, further provided, that in any event, Owner shall not sell the Leased Property under the circumstances described in clause (y) without the prior written consent of the LC Issuer. The Net Proceeds of Sale shall be retained by the

Owner.   This  Section 30(b) is  for the  benefit of,  and may be
enforced by, LC Issuer as a third party beneficiary.

    (c) Delivery of Appraisals and Reports. Owner shall have the right in its sole discretion, but not the obligation, to retain a third party as its agent for the purpose of determining compliance of the Lessee with the conditions applicable to a return of the Leased Property pursuant to Section 34, at Lessee's cost and expense. Upon the request of Owner and at Lessee's sole cost and expense, Lessee shall provide Owner with a written report describing in reasonable detail Lessee's efforts during the Remarketing Period to obtain bona bids for the purchase of the Leased Property, including a list of all Persons approached for the purpose of soliciting bids to purchase the Leased Property.

    (d) Nonreturn Option Notice. If Lessee does not exercise either its option to enter into the Basic Lease Term or to renew this Lease or its option to purchase the Leased Property at the end of the Term and if no Default or Event of Default has occurred and is continuing, then at any time on or prior to July 31, 1996, if the Termination Date is to occur prior to the Basic Term Commencement Date, or one-hundred eighty (180) days prior to the last day of the then current Basic Lease Term or Extension Lease Term, as the case may be, the Lessee may deliver to the Owner a written notice that on the Termination Date either the Leased Property will be sold to a third party pursuant to a bid which meets the requirements of Section 30(b) above or the Lessee shall purchase the Leased Property for the full Purchase Price and Reinvestment Premium, if any. The written notice described in the preceding sentence is referred to as a "Nonreturn Option Notice." If the Lessee delivers a Nonreturn Option Notice to Owner and the Lessee desires to sell the Leased Property to a third party, it shall be required to submit a third-party bid which meets the requirements of Section 30(b) no later than thirty (30) days prior to the Termination Date; otherwise, the Lessee shall be obligated to purchase the Leased Property on the Termination Date as if it had elected to purchase the Leased Property pursuant to Section 29(b).

    Section 31.  End of Term Adjustment.

    (a) This Section  31(a) shall  apply only  if a  sale of  the
Leased Property has been consummated on or prior to the Termination Date pursuant to Section 30(b) hereof. If the Net
Proceeds of Sale of the Leased Property from a sale to a third party are less than the Purchase Price of the Leased Property as of such Termination Date, Lessee shall, on the Termination Date, pay to Owner as an End of Term Adjustment, in immediately available funds, an amount equal to such deficiency (a

"Deficiency") as an adjustment to the Rent payable under this Lease; provided, however, that if all of the Limited Lessee Risk Conditions have been met, the amount of the Deficiency payable by Lessee with respect to the Leased Property shall not exceed the Maximum Lessee Risk Amount then applicable. If the Net Proceeds of Sale of the Leased Property exceed the Purchase Price, Owner shall pay to Lessee an amount equal to such excess as an adjustment to the Rent paid or payable under this Lease; provided, however, that Owner shall have the right to offset against such adjustment payable by Owner, any other amounts then due and payable from Lessee to Owner hereunder or under any other agreements between Owner and Lessee. Lessee shall also pay to Owner on the Termination Date the Base Rental due and payable for the Leased Property on the Termination Date, plus all Additional Rental then due and owing. Owner's obligation to sell (or cause to be sold) the Leased Property to a third party under Section 30 is contingent upon the receipt of the amounts, if any, payable by Lessee pursuant to this Section 31(a) and Section 31(c).

    (b) If upon the expiration of the Interim Lease Term, the Basic Lease Term or any Extension Lease Term or upon any Termination Date, Lessee does not purchase the Leased Property pursuant to Section 4(c) or Section 29 hereof, a third party sale is not consummated in accordance with Section 30 hereof, the Lessee does not elect to enter into the Basic Lease Term or does not extend the Term of the Lease by an Extension Term pursuant to
Section 29(a) hereof, then Lessee shall, on the Termination Date, pay to Owner as an End of Term Adjustment as an adjustment to the rent payable under this Lease, an amount equal to (i) the Maximum Lessee Risk Amount then applicable if all of the Limited Lessee Risk Conditions have been met, or (ii) the Purchase Price, if all of the Limited Lessee Risk Conditions have not been met, plus, in either case, the Base Rental due and payable on the Termination Date, plus all Additional Rental then due and owing. The total selling price realized from any sale of the Leased Property after the Termination Date shall be retained by Owner. Lessee shall remain liable for the payment of, and upon the consummation by Owner of the sale of the Leased Property after the Termination Date, Lessee shall pay or reimburse Owner for the payment of, all applicable sales, excise, transfer, recording or other taxes imposed as a result of such sale, and fees and all expenses incurred by Owner as a result of such sale, including, without limitation, expenses incurred in titling and registering the conveyance of Owner's title to the Leased Property, title insurance fees and expenses and fees and expenses of counsel, but the Lessee shall not be required to pay or reimburse Owner for any tax based upon or measured solely by Owner's or Beneficiary's gross, net or taxable income realized upon such sale or any taxes payable in the nature of capital gains, unless any such tax is in lieu of or a substitute for any sales, excise, transfer or recording taxes imposed as a result of a sale of the Leased Property.

    (c) If the Lender submits a draw request to the LC Issuer for payment of the Letter of Credit and there is a Draw Conditions Failure, such shall constitute an Event of Default by Lessee hereunder, but the occurrence of an Event of Default for such reason shall not operate as a limitation or waiver of any rights that Owner, Beneficiary or Lessee may have against LC Issuer for wrongful dishonor, and in such event, (i) Owner agrees to take all actions (and agrees to cause the Beneficiary and any Assignee to take all actions) which are reasonably required to preserve any claims against the LC Issuer and (ii) upon payment in full of all amounts due from Lessee at the expiration of this Lease, the Owner shall assign (and agrees to cause the Beneficiary and any Assignee to assign) all of its rights against LC Issuer to the Lessee. If an Event of Default described in
Section 23(i) hereof shall have occurred by reason of the Owner's default under the Reimbursement and Remarketing Agreement, the Lessee shall be subrogated to the LC Issuer's rights against the Owner and Leased Property, all as provided in Section 13 of the Reimbursement and Remarketing Agreement.

    (d) In the event a Termination Date occurs prior to the last day of the Maximum Term hereof, Lessee shall pay to Owner on the Termination Date, in addition to any other obligations hereunder, the Reinvestment Premium, if any

    (e) If (A), as of the Termination Date, the Lessee shall have met all of the Limited Lessee Risk Conditions and the Lessee shall not have received notice of the occurrence of an Event of Default described in Section 23(i) hereof, and (B) an Event of Default described in Section 23(i) hereof subsequently occurs on or after the Termination Date, then the Lessee shall pay in immediately available funds and on demand from Owner (or its Assignee) an amount equal to the difference, if any, between (x) the amount which would have been payable by the Lessee on the Termination Date under Section 31(a) or 31(b) hereof as if the Limited Lessee Risk Conditions were not met as of such date and
(y) the amount actually paid by Lessee on the Termination Date pursuant to Section 31(a) or 31(b) hereof, plus interest at the Default Rate on such difference for the period from the Termination Date to the date of payment.

    Section 32.   Procedure for  Owner Conveyance.   In the event
of  an Owner Conveyance, the terms and conditions of this Section
32 shall apply.  On the closing date for such transfer:

    (i) (A) The Owner shall have received all amounts due and payable to it under the applicable provisions of this Lease, and without limitation of the foregoing, Lessee shall have paid all Basic Rental and Additional Rental and all other sums due and payable by Lessee under this Lease, through the date of consummation of the transfer, in each case in funds of the type specified and otherwise in accordance with Section 33 hereof.

    (ii) Each Owner's Conveyance shall be made by a good and sufficient bargain and sale deed, or such other instruments as may be appropriate in the circumstances, which shall transfer all of the Owner's interest in the Leased Property to Lessee or third party, as the case may be. OWNER'S TRANSFER OF ITS OWNERSHIP IN THE LEASED PROPERTY SHALL BE ON AN AS-IS, WHERE-IS BASIS, WITHOUT ANY REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO THE DESIGN, CONDITION, QUALITY, CAPACITY, MERCHANTABILITY, HABITABILITY, DURABILITY, SUITABILITY OR FITNESS OF THE LEASED
PROPERTY  FOR  ANY  PARTICULAR   PURPOSE,  OR  ANY  OTHER  MATTER
CONCERNING THE  LEASED PROPERTY OR  ANY PORTION THEREOF.   LESSEE
AND, IF APPLICABLE, ANY THIRD PARTY SHALL WAIVE ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST OWNER FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE LEASED PROPERTY OR BY LESSEE'S LOSS OF USE THEREOF
FOR ANY REASON WHATSOEVER.   Owner shall  convey all of its  then
right, title and interest in and to the Leased Property to Lessee or third party, as the case may be, free and clear of any Owner Liens (other than Permitted Liens), and any liens securing debt incurred by Owner, whether recourse or otherwise, including but not limited to the Construction Loan and the Long-Term Loan and any replacements for or additions to the foregoing, but NO REPRESENTATION OR WARRANTY SHALL BE MADE BY OWNER AS TO THE
EXISTENCE OF ANY OTHER LIENS OR ENCUMBRANCES ON THE LEASED PROPERTY AS OF THE DATE OF SALE.

    (iii) The Lessee shall have paid all charges and expenses incident to the transfer of the Leased Property in an Owner's Conveyance, including, without limitation, all transfer taxes, recording fees, title insurance premiums and federal, state and local taxes arising as a result of such transfer. Lessee shall have paid all fees and expenses of Owner's counsel and Lender's counsel incurred by reason of the transfer.

    Section 33. Time of the Essence; Manner of Payment. The provisions of this Lease requiring the payment by Lessee to the Owner or to any third party, whether such payments are for Base Rental, Additional Rental, Termination Value, Purchase Price, End of Term Adjustment, Maximum Lessee Risk Amount, Late Charges or otherwise are of the essence of this Lease, and time is of the essence for any payment and performance of such obligations of Lessee set forth herein. All payments to be made to Owner hereunder shall be in immediately available funds paid by wire transfer to an account designated by Owner, or at Owner's request, by certified or cashier's check.

    Section 34.  Return of Leased Property.

    (a) Upon the expiration or earlier termination of the Term (unless Lessee has purchased the Leased Property pursuant to
Section 4(c) or Section 29 hereof, or has delivered a Nonreturn Option Notice or has issued or is deemed to have issued a Special Nonreturn Option Notice), Lessee will vacate and surrender and deliver possession of the Leased Property to Owner in broom clean condition and in the condition required pursuant to Section 13(a) hereof. Lessee shall remove from the Leased Property on or prior to such expiration or earlier termination of this Lease, all personal property, furniture and fixtures (other than equipment and fixtures which form a part of the building systems) situated thereon which is not the property of Owner, and shall repair any damage caused by such removal. Property not so removed shall become the property of Owner, and Owner may cause such property to be removed from the Leased Property and disposed of, and Lessee shall pay the reasonable cost of any such removal and disposition and of repairing any damage caused by such removal.

    (b) Except for surrender upon the expiration or earlier termination of the Term hereof, no surrender to Owner of this Lease or of the Leased Property shall be valid or effective unless agreed to and accepted in writing by Owner and any Assignee of Owner.

    (c) Without limiting the generality of the foregoing, upon the surrender and return of the Leased Property to Owner pursuant to this Section 34, the Leased Property shall (i) be capable of being immediately utilized by a third-party purchaser or third-party lessee without further inspection, construction, repair, replacement, alterations or improvements, licenses, permits, or approvals, except for any of the foregoing required solely by virtue of the change in ownership (other than to Owner or Assignee), use or occupancy of the Leased Property, (ii) be in accordance and compliance with all Legal Requirements and Environmental Legal Requirements including, without limitation, any of the foregoing required by virtue of a change in ownership, use or occupancy of the Leased Property other than to Lessee,
(iii) be free and clear of all Liens, other than any Permitted Liens and Owner Liens and any liens securing debt incurred by Owner, whether recourse or otherwise, including but not limited to the Construction Loan, the Investor Loan and the Long-Term Loan and any replacements for or additions to the foregoing.

    (d) On or prior to the date of such surrender and return of the Leased Property, Owner shall have received from Lessee, at

Lessee's expense, evidence satisfactory to Owner and each Assignee, of compliance with the provisions of this Section 34, including without limitation, an environmental assessment for the Leased Property addressed in form and substance satisfactory to Owner and each Assignee or, in lieu of addressing to such parties directly, accompanied by a letter permitting Owner and each Assignee to rely thereon, performed by an independent, licensed professional engineer satisfactory to Owner and each Assignee, and which assessment (x) shall be sufficient in scope to determine compliance with the applicable Environmental Legal Requirements, (y) shall reveal no actual or potential environmental liabilities which cannot be remediated by Lessee as provided in the following clause (z), and (z) if such environmental assessment reveals the need for additional review, Lessee shall have provided such additional information or environmental assessments as are required by Owner and each Assignee and, subject to Section 20 hereof, any remediation recommended therein to be performed shall have been performed, and evidence of compliance with Section 34(c)(ii).

    (e) Upon such return of the Leased Property to Owner, Lessee shall deliver to Owner a then current title insurance policy or a binding commitment to issue a title insurance policy written by a title insurance company reasonably acceptable to Owner, insuring good and marketable title in the Leased Property in an amount equal to the Termination Value determined as of the Termination Date, unencumbered except for Owner Liens or Permitted Liens. Upon the request of Owner, Lessee shall continue to maintain its insurance policies for the Leased Property required under Section 15 hereof if able to do so on a commercially reasonable basis, provided that Owner pays or reimburses Lessee for its pro rata costs thereof.

    (f) Until the Leased Property has been returned to Owner in the condition required under Section 34(a) through (d) hereof, Lessee shall continue to pay Owner, on the same dates on which Base Rental was payable during the Basic Lease Term or any Extension Lease Term thereof, 125% of the Base Rental that was payable on the last Rent Payment Date of the Basic Lease Term thereof, or if the Term has been renewed pursuant to Section 29(a) hereof, 125% of the same Base Rental that was payable on each Rent Payment Date during the last Extension Lease Term, plus, in each case, all Additional Rental for which Lessee is liable applicable to such periods.

    (g) The provisions of this Section 34 are of the essence of this Lease, and any breach thereof shall be deemed an Event of Default hereunder, and upon application to any court of equity having jurisdiction in the premises, Owner shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Section 34.

    Section 35. Financial Information. Lessee agrees to furnish Owner (a) as soon as available, and in any event within 105 days after the last day of each fiscal year of Lessee, a copy of the balance sheet of Lessee's Parent on a consolidated basis as of the end of such fiscal year, and related consolidated statements of income and retained earnings of Lessee's Parent for such fiscal year, certified by an independent certified public accounting firm of recognized standing, each on a comparative basis with corresponding statements for the prior fiscal year, and a copy of Lessee's Parent's form 10-K, if any, filed with the Securities and Exchange Commission for such fiscal year; (b) within 50 days after the last day of each fiscal quarter of Lessee's Parent (except the last such fiscal quarter), a copy of the balance sheet as of the end of such quarter, and statement of income and retained earnings covering the fiscal year to date of Lessee Parent on a consolidated basis, each on a comparative basis with the corresponding period of the prior year, all in reasonable detail and certified by the treasurer or principal financial officer of Lessee's Parent, together with a copy of Lessee's Parent's form 10-Q, if any, filed with the Securities and Exchange Commission for such quarterly period; (c) contemporaneously with its transmittal to each stockholder of Lessee's Parent and to the Securities and Exchange Commission, all such other financial statements and reports as Lessee's Parent shall send to its stockholders and to the Securities and Exchange Commission; (d) as soon as available to Lessee's Parent, the notice of any material adjustment resulting from any audit of the books and/or records of Lessee's Parent by any taxing authority having jurisdiction over Lessee's Parent; and (e) such additional financial information as Owner may reasonably request concerning Lessee's Parent.

    Section 36. Recording. Lessee will execute, acknowledge, deliver and cause to be recorded or filed in the manner and place required by any present or future law, a memorandum hereof, and all other instruments, including, without limitation, financing statements, continuation statements, releases and instruments of similar character, which shall be reasonably requested by Owner or any Assignee as being necessary or appropriate in order to protect Owner's or Assignee's respective interests in the Leased Property or to publish notice of or to create, maintain and protect the lien and security interest intended to be created by the mortgage securing the Loan and the other obligations of Owner to Lender upon, and the interest of Lender in, the Leased Property. If Lessee shall fail to comply with this Section 36, Owner shall be and is hereby irrevocably appointed the agent and attorney in fact of Lessee, to comply therewith, but this sentence shall not prevent any default in the observance of this

Section 36 by Lessee from constituting an Event of Default in accordance with the provisions of this Lease. Lessee may record a memorandum hereof whether or not requested by Owner.

    Section 37. No Reliance. Lessee and Owner hereby mutually acknowledge that in negotiating the terms of this Lease and all other related agreements and documents, each has sought, obtained and relied exclusively upon such accounting, actuarial, tax and legal advice from its own or other independent sources as it has deemed necessary, and further acknowledges that neither Lessee, Owner, Lender, LC Issuer, BFS or any Assignee nor any of their respective affiliates or personnel has represented or warranted the legal, tax, economic, accounting, or other consequences of the terms and provisions hereof and of the other related agreements and documents.

    Section 38. Miscellaneous. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or diminishing Owner's rights under the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision of this Lease prohibited or unenforceable in any respect. In no event shall any amounts payable hereunder, whether payable as Base Rental, Additional Rental or otherwise, exceed any limits imposed by applicable law. To the extent any amounts received by Owner exceeds the maximum amount permitted, such payment shall be credited to future Base Rental payable hereunder or at Owner's option, be refunded to Lessee. No term or provision of this Lease may be amended, altered, waived, discharged or terminated orally, but may be amended, altered, waived, discharged or terminated only by an instrument in writing signed by a duly authorized officer of the party against which the enforcement of the amendment, alteration, waiver, discharge or termination is sought. A waiver on any one occasion shall not be construed as a waiver on a future occasion. All of the covenants, conditions and obligations contained in this Lease shall be binding upon and shall inure to the benefit of the respective successors and assigns of Owner and (subject to the restrictions of Section 19 hereof) Lessee. This Lease, the
Construction Agency Agreement and each related instrument, document, agreement and certificate, collectively constitute the complete and exclusive statement of the terms of the agreement between Owner and Lessee with respect to the leasing of the Leased Property, and cancel and supersede any and all prior oral or written understandings with respect thereto.

    Section 39. Venue; Governing Law. Lessee agrees that at Owner's sole election any suit, action or proceeding brought by Owner against Lessee in connection with or arising out of this Lease may be brought in any federal or state court in the State of New Jersey, and Lessee waives personal service of all process upon it and consents that service of process may be made by mail or messenger directed to it at its address set forth above and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to Lessee's said address. Nothing herein contained shall affect Owner's right to serve legal process in any other manner permitted by law or to bring any suit, action or proceeding against Lessee or its property in the courts of any other jurisdiction. This Lease shall in all respects be governed by, and constructed in accordance with, the laws of the State of New Jersey, including all matter of construction, validity and performance.

    Section 40. Estoppel Certificate. Lessee agrees from time to time, upon not less than ten (10) days' prior written notice from Owner, Lender or LC Issuer, to execute, acknowledge and deliver to Owner, Lender or LC Issuer or any other Person designated by Owner, Lender or LC Issuer , a statement in form and substance reasonably satisfactory to the Person requesting same certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), the dates to which Base Rental and Additional Rental have been paid, and stating whether or not, to the best knowledge of the signer of the certificate, Owner is in default in performance of any covenant, agreement or condition in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement may be relied upon by any prospective purchasers of the Leased Property, any assignee of Owner, Lender or LC Issuer or any prospective mortgage lender.

    Section  41.   Survival  of Representations,  Warranties  and
Covenants.       All   representations,  warranties,  agreements,
covenants and obligations of Lessee herein are material, shall be deemed to have been relied upon by Owner, and, unless by their express terms expire as of an earlier date, shall survive and continue in full force and effect notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term with respect to the Leased Property.

    Section 42.  Nonrecourse.

    (a) Any provision of this Lease to the contrary notwithstanding, the liability of the Owner hereunder, if any, shall be satisfied solely from the assets held in trust by the Owner, including the Leased Property. This Lease is a trust obligation of the Owner, and no recourse under or upon any representation, warranty, obligation, covenant or agreement contained herein or for any claim based hereon or in respect hereto shall be had against any past, present or future trustee, co-trustee, beneficiary, settlor, officer, employee or agent, as such, of the Owner or any of their respective assets or properties.

    (b) It is expressly understood and agreed by the parties hereto that (i) this Lease is executed and delivered by First Fidelity Bank, National Association, not individually or personally but solely as trustee under the Trust Agreement 1995-1 dated as of July 1, 1995 with the Beneficiary in the exercise of powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Owner is made and intended not as personal representations, undertakings and agreements by First Fidelity Bank, National Association, but is made and intended for the purpose for binding only the Owner as the trustee under the Trust Agreement, (iii) under no circumstances shall First Fidelity Bank, National Association, be personally liable for the payment of any indebtedness or expenses of the Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner under this Lease.

    IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed under seal by their duly authorized representatives effective as of the date first written above.

        First Fidelity Bank, National Association, not in its individual capacity but solely as Trustee under Trust Agreement 1995-1 dated as of July 1, 1995
        (Owner)

        _________________________________
        By:______________________________
        Title:____________________________

        TIFFANY AND COMPANY
        (Lessee)
        _________________________________
        By:______________________________
        Title:_____________________________

COUNTERPART NO.____ OF ____ SERIALLY NUMBERED MANUALLY EXECUTED
COUNTERPARTS.

                            Schedule I

                      List of Listed Permits

    1)  Foundation Permit
    2)  Building Permit